SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

April 21, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Vanguard Corporation:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of American Vanguard Corporation (the “Company” or “AVD”) will be held on Tuesday, June 6, 2017 at 11:00 am Pacific. The Annual Meeting will be a virtual meeting of stockholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/AVD2017. You will not be able to attend the Annual Meeting in person.

Matters to be voted on at the meeting are:

1.	Elect eight (8) directors until their successors are elected and qualified;
2.	Ratify the appointment of BDO USA, LLP (“BDO”) as independent registered public accounting firm for the year ending December 31, 2017;
3.	Hold an advisory vote on executive compensation;
4.	Approve frequency of advisory vote on executive compensation; and
5.	Approve an Amended and Restated 1994 Stock Incentive Plan.

This year, rather than sending hard copy of all proxy materials to our stockholders, we have elected to provide access to proxy materials over the Internet under the SEC’s “notice and access” rules. This method of delivery will serve to reduce the cost of distribution and reduce the impact on the environment that would otherwise arise from printing hard copies of proxy materials. Our board of directors has fixed April 11, 2017, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  Proxy materials were sent commencing on approximately April 21, 2017, to all stockholders of record as of the record date.

Whether or not you plan to attend the Annual Meeting via live webcast, please vote your shares in one of the following ways, either: (i) via the Internet before the meeting, (ii) by Internet during the meeting, or (iii) if you request to receive printed proxy materials, by following the instructions on the card, including by marking, dating and signing the proxy card and returning it. Please review the instructions on each voting option as described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card that you may elect to receive by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, are available to view and download at www.proxyvote.com.

We are grateful for your continuing interest in American Vanguard Corporation.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer

General Counsel & Secretary

Newport Beach, California

April 21, 2017

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held June 6, 2017

Proxy Solicitation by the Board of Directors

The Board of Directors of American Vanguard Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on Tuesday, June 6, 2017, via live webcast at www.virtualshareholdermeeting.com/AVD2017. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is April 21, 2017.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on Wednesday, April 11, 2017, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 32,227,163 shares of common stock, par value $0.01 per share of the Company (“Common Stock”), were issued, of which, 28,964,572 were entitled to vote. Of the total number of issued shares, 2,450,634 were held as treasury shares and 811,957 were held as restricted shares. Each share of Common Stock, excluding treasury and restricted shares, entitles its record holder on the Record Date to one vote on all matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, are available to view and download at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to, and participate in, the Annual Meeting by logging onto www.virtualshareholdermeeting.com/AVD2017 at 11:00 am Pacific on Tuesday, June 6, 2017. Stockholders may vote and submit written questions while connected to the Annual Meeting on the Internet, but will otherwise be in a listen-only mode.

How do I participate in the Annual Meeting on line?

You will need to use the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you requested and received a printed version of proxy materials) in order to vote your shares or submit written questions during the meeting.  Instructions on how to connect and participate via the Internet (including how to demonstrate your ownership of stock) are posted at www.virtualshareholdermeeting.com/AVD2017.

If you do not have your 16-digit control number, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement (“Proxy”) describes issues on which you are invited to vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, American Stock Transfer & Trust, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on

1.	the election of eight (8) directors,
2.	the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for fiscal year 2017,
3.	an advisory vote on executive compensation, as disclosed in the Proxy,
4.	an advisory vote on the frequency of the advisory vote on executive compensation, and
5.	approving an Amended and Restated 1994 Stock Incentive Plan.

When you submit your proxy (by telephone, Internet or hard copy), you appoint Eric G. Wintemute and Timothy J. Donnelly as your representatives at the Annual Meeting. When we refer to the “named proxies,” we are referring to Mr. Wintemute and Mr. Donnelly. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Record holders may vote in advance of the Annual Meeting by using either the Internet or as per instructions in the Proxy Card (if you have requested and received printed proxy materials).  Also, you may vote during the meeting via the Internet, as described above. Persons who beneficially own stock can vote at the Annual Meeting, provided that they obtain a “legal proxy” from the person or entity holding the stock, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its legal rights as a record holder (which, in turn, had been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various means—Internet, telephone and mail—for voting your shares.

You may submit your proxy on the Internet. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet at www.proxyvote.com, 24 hours per day, seven days per week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested printed proxy materials).  Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on Monday, June 5, 2017. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

You may submit your proxy by mail. If you requested and received printed proxy materials, then you may vote by any means indicated in the proxy card, including Internet or by signing and dating the proxy card or voting instruction form received with this proxy statement and mailing it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

You may vote during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting via live webcast are posted at www.virtualshareholdermeeting.com/AVD2017.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials (“Notice”) or voting instructions from the broker or other nominee holding your shares.  You should follow the instructions in the Notice or voting instructions provided by your broker or nominee on how to vote your shares.  The availability of telephone and Internet voting will depend on the voting process of the broker or nominee.  Shares held beneficially may not be voted during the Annual Meeting.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to vote either “FOR” or “AGAINST” any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote, irrespective of the method (i.e., Internet or mail) in which you originally voted, by:

•	Submitting a proxy by Internet not later than 11:59 p.m., Eastern time, on Monday, June 5, 2017 (which may not be available to some beneficial holders); your latest Internet proxy will be counted;
•	Signing and delivering a proxy card with a later date; or
•	Participating in the Annual Meeting live via the Internet and voting again.

Beneficial Owners. If you are a beneficial owner of your shares, then you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

How many shares must be present to hold the meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum. Shares of Common Stock will be counted as present at the Annual Meeting, if the stockholder casts a vote electronically during the Annual Meeting or has properly submitted and not revoked a proxy prior to such meeting. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Broker non-votes with respect to ratification of BDO as independent registered public accounting firm and abstentions shall count toward establishing a quorum for the Annual Meeting.

How many votes must the director nominees receive to be elected?

Directors shall be elected by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting.  In other words, those nominees for whom the number of shares voted “FOR” exceeds the number of shares voted “AGAINST” will be elected. There is no cumulative voting for the Company’s directors. Further, broker non-votes will not be taken into account in determining the outcome of the election of directors.

How many votes must be received in order for the other proposals to be ratified?

Approval for the four other proposals (the appointment of BDO as independent registered public accounting firm, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation and approval of the amended and restated Stock Incentive Plan) will require the affirmative vote of a majority of the votes cast at the meeting.

How will my shares be voted, and what are broker non-votes?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if you are not a stockholder of record (in other words, your shares are held by a broker) and you do not provide instructions to the broker on how to vote, then your proxy will be counted (i) as a vote “FOR” the ratification of BDO as independent registered public accounting firm, and (ii) as a “broker non-vote” toward all other measures. A broker non-vote does not count as a vote either for or against a measure; however, because four of the five proposals require a majority vote for passage, it is possible that a measure could fail to pass, if there are a large number of broker non-votes. Accordingly, if you want to ensure the passage of a matter, then it is important that you provide voting instructions on that matter.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic communications with, stockholders or their personal representatives by either officers or employees.  In addition, a proxy solicitation agent has been retained by the Company for this purpose. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting. The Nominating and Corporate Governance Committee has established guidelines setting forth certain advance notice procedures relating to the nomination of directors (the “Nomination Procedure”), and no person nominated by a stockholder will be eligible for election as a director, unless nominated in accordance with the provisions of the Nomination Procedure. Under the terms of the Nomination Procedure, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to, or mailed and received at, the principal executive offices of the Company by no later than March 10, 2017. Notwithstanding the provisions of the Nomination Procedure, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Procedure. The Company did not receive any director nominations to be considered for inclusion in the Proxy to be voted on at the Annual Meeting under the Nomination Procedure.

Stockholder Proposals for the Annual Meeting. The Nominating and Corporate Governance Committee has also adopted certain advance notice procedures for properly bringing business, other than director nominations, before a meeting of the stockholders (the “Stockholder Proposal Procedure”) , whether or not to be included in the Company’s proxy materials. Under the terms of the Stockholder Proposal Procedure, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company by no later than January 15, 2017. The Company did not receive any stockholder proposals for the Annual Meeting, pursuant to the Stockholder Proposal Procedure. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The Company has no knowledge or notice that any business, other than as set forth in the Notice of Annual Meeting, will be brought before the Annual Meeting. For information related to the application of the Nomination Procedure and the Stockholder Proposal Procedure for the 2018 Annual Meeting, see the discussion in this Proxy Statement under the caption “Proposals for Submission at Next Annual Meeting” and “Stockholder Nomination of Directors.”

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. The list will also be available Monday through Friday from April 17, 2017 through June 5, 2017, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in a Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.american-vanguard.com, Investor Relations, Securities Exchange Commission (“SEC”) Filings, and then click on, “View American Vanguard SEC Filings”. References to our website in this Proxy are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated by reference into this Proxy. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling the Company at (949) 260-1200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

NOMINEES FOR ELECTION AS DIRECTORS—QUALIFICATIONS & EXPERIENCE

The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve and are currently directors. All of the eight nominees were elected by the stockholders at the 2016 Annual Meeting of Stockholders.

Scott D. Baskin, age 63, was elected as a director with the Company in January 2014.  Mr. Baskin has extensive experience as a litigator arising from his 35 year career with the law firm of Irell & Manella, from which he retired at the end of 2013. During his tenure at Irell & Manella, Mr. Baskin concentrated his practice on intellectual property, technology, real estate, business torts and securities actions for a multitude of corporate clients. A frequent lecturer and writer, he has published many articles on intellectual property rights, patent infringement, trial preparation and discovery. He was an assistant instructor at Yale Law School and clerked for Hon. Y. C. Choy, United States Court of Appeals for the Ninth Circuit. Mr. Baskin holds a J.D. from Yale Law School and a B.A. in Political Science and History from Stanford University.  Mr. Baskin brings legal acumen and extensive experience in intellectual property matters, which complement the Company’s commitment to innovation in formulations and delivery equipment.

Lawrence S. Clark, age 58, was elected as a director with the Company in 2006. Mr. Clark served from 2004 to 2012 as the Chief Financial Officer (“CFO”) for Legendary Pictures, a motion picture production company that, during Mr. Clark’s tenure, developed, co-produced and co-financed major motion pictures in partnership with NBC Universal. From 2003 – 2004 he provided financial and corporate development consulting services to media and entertainment clients. From 2000 to 2003, Mr. Clark was the CFO of Creative Artists Agency, a leading entertainment talent, literary and marketing agency. From 1997 to 2000, he served as Senior Vice President, Corporate Development for Sony Pictures Entertainment. Mr. Clark was Director—International for The Carlyle Group, a private equity firm, from 1995 to 1997. In 1992, he co-founded Global Film Equity Corp., which provided strategic, business advisory and capital raising services to media companies. From 1989 to 1992, Mr. Clark was Vice President, Corporate Finance at Salomon Brothers, Inc. Prior to that, he was a Corporate Finance Associate at Goldman Sachs & Co. from 1987 to 1989. With over 25 years of financial, investing and operating experience, Mr. Clark brings a financial discipline and analytical approach that make him a valuable asset to the Board.

Debra F. Edwards, age 63, was elected as a director with the Company in 2011. Dr. Edwards is an independent consultant, specializing in global regulatory strategy for pesticides and biocides. She has 30 years of experience specializing in pesticide residue chemistry, human health risk assessment, human health and ecological risk management, registration, re-registration and regulatory policy development. The majority of her career has been spent in leading large scientific and regulatory organizations within the United States Environmental Protection Agency (“USEPA”), culminating in her serving as Director of the Office of Pesticide Programs. Except for a two-year stint in Guatemala as a volunteer in the United States Peace Corp. (1997-1999), Dr. Edwards worked for the USEPA from 1985 until 2010. Dr. Edwards holds a Ph.D. and a Master’s Degree in Plant Pathology, has been the recipient of numerous academic and professional honors, including the Presidential Rank Award for Meritorious Service as a Senior Executive of the USEPA, and has published and made presentations in national and international fora on pesticide regulation, food safety and integrated pest management. Given the large number of active ingredients that the Company has registered for use across the globe and the rapidly changing and increasingly challenging regulatory climate, Dr. Edwards continues to be a valuable asset for assisting the board in mapping out strategy for product defense, regulatory compliance both domestically and internationally, and in the evaluation of acquisitions. She also has extensive experience in product stewardship and worker safety issues.

Morton D. Erlich, age 72, was elected as a director with the Company in October 2013. Mr. Erlich has extensive experience in accounting and auditing, arising from his 34 year career with KPMG LLP and being licensed as a CPA (currently inactive) since 1974. During his tenure at KPMG, he served as Audit Engagement Partner for numerous public and private companies in a wide range of industries and also served as Managing Partner of the firm’s Woodland Hills office. In addition to his audit and accounting work he also developed expertise in merger, acquisition and due diligence projects, as well as SEC compliance and employee benefit plan audits. Since 2004, Mr. Erlich has provided financial and managerial consulting services to a number of middle-market companies and professional service firms. Since 2006, he has been a member of the Board of Directors of Skechers USA, Inc. a prominent global footwear company where he has served as Lead Independent Director and Chairman of both the Audit Committee and the Nominating and Governance Committee, and as a member of the Compensation Committee.

Alfred F. Ingulli, age 75, was elected as a director with the Company in 2010. Mr. Ingulli served as Executive Vice President of Crompton Corporation (later Chemtura Corporation), a $3 billion specialty chemical company from 1989 through 2004, in which capacity he was responsible for the company’s global agricultural chemical business. In addition, from 2002 to 2004 he also served as a member of Crompton Corporation’s executive committee. From 2005 to 2014, Mr. Ingulli served on the board of directors of PBI/Gordon, Inc., a marketer of specialty chemicals in turf and ornamental, lawn and garden and animal health markets and served as a member of the compensation and audit committees of that board. Further, from 1996 to 2004, he served on the board of directors of Gustafson LLC, a manufacturer of seed treatment products and application equipment, and was chairman of that board from 2002 to 2004. From 1990 to 2004, Mr. Ingulli also served as a board member, and from 1998 to 2000 as Chairman, of CropLife America, a nationwide not-for-profit trade organization representing member companies that produce, sell, and distribute most of the active compounds used in crop protection products registered for use in the United States. Mr. Ingulli brings to the AVD board an invaluable in-depth knowledge of our industry and income statement optimization.

John L. Killmer, age 67, was elected as a director with the Company in 2008. Mr. Killmer was responsible for Global Marketing, Product and Supply Chain Management for Arysta LifeSciences Corporation (“Arysta”), a large privately held crop protection and life science company, from November 2004 through June 2008. At Arysta, Mr. Killmer had global responsibility for marketing and product management and, in addition, was responsible for global supply chain management. From 1980 to 2004 he served in various capacities with Monsanto Company (“Monsanto”) including three years as President of Monsanto, Greater China from 2001 to 2003. Since December 2014, Mr. Killmer has served as a member of the board of directors of APSE, Inc., a privately-held corporation involved in the development of RNAi technology.  Mr. Killmer possesses a combination of considerable technical expertise and business acumen. A trained scientist, Mr. Killmer began his professional career focusing on technology and ascended the corporate ladder with increasing profit responsibility. He served as pro-tem Director of Technology for the Company from March 2009 through December, 2010, during which time he evaluated the Company’s technology infrastructure and added multiple resources (both people and equipment) to help enhance the Company’s domestic manufacturing and process and formulation technology.

Eric G. Wintemute, age 61, was elected as a director with the Company in June 1994. Mr. Wintemute served as President and CEO from July 1994 until June 2011, and Chairman and CEO since June 2011. With 22 years’ experience on this Board, 37 years’ experience at the Company (22 years as CEO) and membership in leading crop protection trade groups (previously, as Chairman of CropLife America), Mr. Wintemute brings a broad industry perspective to the Board. Since 2013, Mr. Wintemute has served as a member of the board of directors of Tyratech, Inc., a publicly traded company on the London Stock Exchange (in which the Company is a minority investor) making personal care and animal health products from natural oils. His interaction with the heads of the Company’s peers, suppliers and customers; legislators; and enforcement authorities has enabled him to identify economic, technological and political trends affecting the Company. This is an invaluable resource to the Board, particularly when evaluating future business plans, including acquisitions, and providing strategic direction to the Company.

M. Esmail Zirakparvar, age 67, was elected as a director with the Company in June 2010. Mr. Zirakparvar served in executive positions at Bayer CropScience AG. From 2002 to 2004 he served as COO and member of the Bayer CropScience AG’s Board of Management in Germany and from 2004 to 2006 as Head of Region of Americas, President & CEO of Bayer CropScience LP—USA and Member of the Bayer CropScience AG Executive Committee. Prior to that, he served in various executive positions at Rhone-Poulenc Agrochemie and Aventis CropScience from 1986 to 2001, ultimately as Head of Portfolio Management and member of the Global Executive Committee in Lyon, France for these companies. In addition to his hands-on experience in product development, regulatory matters, project management, and management of agricultural chemical businesses, Mr. Zirakparvar helped to oversee the integration, management and direction of one of the largest global agricultural chemical companies. With his background, he gives the board a world-class sense of perspective and strategic direction.

BOARD DIVERSITY AND LEADERSHIP

In evaluating persons for potential service on the Board, we seek, above all, the most qualified candidates. At a minimum, viable candidates must have ample professional experience and business acumen befitting a director of a public Company. In addition, we believe that a fully functioning board should include members having functionally diverse backgrounds, including, for example, industry-specific experience, international experience, profit responsibility in a public Company, accounting and audit expertise, corporate governance expertise, scientific and technological credentials, regulatory expertise, manufacturing experience and mergers and acquisitions experience. While the Nominating and Governance Committee does not have an express policy with respect to diversity in identifying or selecting nominees for the Company’s Board, in evaluating nominees, the Committee does assess the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board. The Board has adopted a policy under which, once he or she reaches the age of 75, a director must tender a resignation, subject to acceptance by a majority of the other directors. During the Board’s annual self-evaluation, and at other times during the year, the Directors assess the Board’s performance and ways in which such performance can be improved. With respect to the nomination of directors for re-election, the individual’s contributions to the Board are also considered.

The Board of Directors does not have a policy on whether or not the role of the Chairman of the Board and the CEO should be separate or, if it is to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. However, the Board believes that, to the extent that these roles are held by the same person, it is important that a non-management director be appointed to the position of lead director.  At present, Mr. Wintemute serves as both Chairman and CEO, while Mr. Killmer, a non-management director, serves in the role of lead director. We continue to maintain that Board leadership should be defined according to the stockholders’ best interests as measured against current circumstances. Further, we believe that the factor of paramount importance is not whether the roles of Chairman and CEO need to be held by two people; rather, it is most important to ensure that non-management directors maintain a sufficient level of leadership and objectivity. We further believe that we have accomplished this through the appointment of a lead director.

RISK OVERSIGHT

The Company’s Board of Directors has formal responsibility for risk oversight. In 2011, working with enterprise risk management consultants at Lockton, Inc. (the Company’s primary insurance broker), senior management conducted an in-depth risk analysis as a first step toward implementing an enterprise risk management program at the Company. As that analysis was proceeding, the Board formed a Risk Committee, which now consists of Scott D. Baskin (as chairman), M. Esmail Zirakparvar, and Debra F. Edwards to take on primary responsibility for risk oversight. The Risk Committee meets regularly (at least four times per year) and coordinates primarily with the Risk Manager (Timothy J. Donnelly) of the Company.

Senior management has also appointed a team of managers to serve as an executive risk committee, with responsibility to identify and assess areas of risks, to identify mitigation measures and to implement those measures. The Company has identified several material risks facing the Company and has identified risk owners responsible for marshalling the resources and leading a team to address those risks. These risks are updated from time to time and presently include:  i) adverse regulatory climate; ii) managing inventory and associated manufacturing activity; iii) succession planning/bench strength; iv) maintaining competitiveness of product offerings; v) vulnerability to environmental event; vi) undervaluation by the market; vii) sustainable growth through licensing, acquisitions and current product lines; and viii) cyberterrorism.  These risks are incorporated into the risk-owners’ annual performance goals and are important factors in determining both job performance and incentive compensation. Executives serving as risk-owners periodically report their progress through the Risk Manager to the Risk Committee.

Further, in 2015, the Board formally assumed responsibility for oversight of environmental and social risks.  For many years, consideration of these areas of risk has been implicit in the risk management process. However, the Company recognizes that its products, plants and activities are subject to environmental regulations in several dozen countries.  Further, the Company takes seriously its commitment to environmental stewardship and its belief in sustainable business practices.  Thus, the Board has appointed both the VP of Regulatory Affairs and the Risk Manager as executives responsible for focusing on identification and mitigation of environmental and social risks. See, also, “Employee Compensation and Enterprise Risk” on page 13 of this proxy for a discussion on risk and compensation.

CORPORATE GOVERNANCE OF THE COMPANY

The Company is committed to sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Finance Committee Charter, the Code of Ethics and Conduct, the Employee Complaint Procedures for Accounting and Auditing Matters, and Corporate Governance Guidelines, all of which are available to any stockholder upon request.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board currently consists of eight members. The Board has determined that Scott D. Baskin, Lawrence S. Clark, Debra F. Edwards, Morton D. Erlich, Alfred F. Ingulli, John L. Killmer, and M. Esmail Zirakparvar, who constitute a majority of the Board, are “independent” in accordance with the applicable rules and listing standards currently prescribed by the New York Stock Exchange for general service on the Board. The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board will re-examine the independence of each of its members at least once per year and more frequently during the year, if there is any change in a member’s material relationship with the Company that would interfere with the member’s exercise of independent judgment.

MEETINGS OF THE BOARD

The Board met four times during the year ended December 31, 2016. All directors attended at least 75% of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board for which they served. The non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company’s management present. The individual who presides at these executive sessions is the lead director, John L. Killmer. Interested parties who wish to communicate with the lead director or with non-management directors may do so by email to directors@amvac-chemical.com.

The Board does not mandate that its members attend the Annual Meeting of Stockholders; nevertheless, all directors did attend the 2016 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is currently composed of Morton D. Erlich (Chairperson), Scott D. Baskin, Lawrence S. Clark and Alfred F. Ingulli, all of whom are non-employee directors and financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the SEC and the applicable rules and listing standards currently prescribed by the New York Stock Exchange.  In addition, the board has found that each of Morton D. Erlich and Lawrence S. Clark are “audit committee financial experts” within the meaning of applicable SEC rules and regulations. The Audit Committee held six meetings during the year ended December 31, 2016.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Engaging the services of an independent registered public accounting firm to audit the Company’s consolidated financial statements and internal controls for financial reporting.
•	Pre-approving all services performed by the independent registered public accounting firm.
•	Providing oversight on the external reporting process and the adequacy of the Company’s internal controls.
•	Reviewing the scope of the audit activities of the independent registered public accounting firm and appraising audit efforts.
•	Reviewing services provided by the independent registered public accounting firm and other disclosed relationships, as they bear on the independence of that firm.
•	Overseeing the performance of the Company’s internal audit function.
•	Establishing procedures for the receipt, consideration, investigation and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report on page 10 of this Proxy.

Compensation Committee

The Compensation Committee is currently composed of Lawrence S. Clark (Chairperson), Morton D. Erlich and Alfred F. Ingulli. The Board has determined that all members of the Compensation Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange.  Further, the Board has found that each of the members of the Compensation Committee, who administers the Company’s compensation plans, is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an “outside director” under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held four meetings during the year ended December 31, 2016.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Establishing executive compensation policy consistent with corporate objectives and stockholders’ interests.
•	Overseeing the process for evaluating CEO performance in comparison with Board-approved goals and objectives and recommending CEO compensation to the Board.

•	Administering grants and options in Company stock under the Company’s compensation plan(s).
•	Evaluating the independence of compensation professionals.

Please also see the Compensation Committee Report on page 21 of this Proxy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of M. Esmail Zirakparvar (Chairperson), Scott D. Baskin, and Morton D. Erlich. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2016.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Recommending nominees for election and re-election to the Board of Directors.
•	Reviewing principles, policies and procedures affecting directors.
•	Overseeing evaluation of the Board and its effectiveness.
•	Recommending committee assignments and lead director nominee to the Board.

Finance Committee

The Finance Committee is currently composed of Alfred F. Ingulli (Chairperson), Lawrence S. Clark, Debra F. Edwards, John L. Killmer, and M. Esmail Zirakparvar. The Finance Committee held nine meetings during the year ended December 31, 2016.

The responsibilities of the Finance Committee are set forth in the current Finance Committee Charter, which is available on the Company’s website (www.american-vanguard.com) and involves, among other things:

•	Working with senior management of the Company to evaluate, investigate and recommend changes in the area of corporate finance.
•	Acquisitions, divestitures and other restructuring activity.
•	Short-term and long-term financing plans.
•

Reviewing and making recommendations to the Board with respect to any proposal by the Company or by its subsidiaries to divest, in any manner, any asset, investment, real property, or business interest if such divestiture is required to be approved by the Board.

Risk Committee

The Risk Committee is currently composed of Scott D. Baskin (Chairperson), Debra F. Edwards and M. Esmail Zirakparvar. The Risk Committee held four meetings during the year ended December 31, 2016. All members of the Board typically attend Risk Committee meetings. The primary responsibility of the Risk Committee is to oversee risk management at the Company and to ensure that the Company continuously monitors material risks, identifies mitigation measures for those risks, and takes commercially practicable measures to minimize those risks to the fullest extent possible. The committee works with the Company’s Risk Manager and senior management to conduct (or cause to be conducted) periodic assessments of the Company’s risk profile and to ensure the following:

•	That adequate resources are made available to address and mitigate risks, where possible,
•	That risk owners are identified and made accountable for addressing these risks, and
•	That the practice of monitoring and addressing these risks remains a part of the Company’s culture.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and, with management, to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

We have reviewed and discussed, with senior management, the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (for the year ended December 31, 2016) for filing with the Securities and Exchange Commission. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees (“AS 1301”), issued by the Public Company Accounting Oversight Board. AS 1301 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO USA, LLP, a letter of independence providing the disclosures required by Rule 3526, “Communication with Audit Committee Concerning Independence” with respect to any relationships between BDO USA, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO USA, LLP has discussed its independence with us, and has provided written confirmation that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements, we recommended to the Board of Directors, and the Board of Directors agreed, that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent registered public accounting firm. In addition, it is not the responsibility of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

Morton D. Erlich, Chair

Scott D. Baskin

Lawrence S. Clark

Alfred F. Ingulli

April 21, 2017

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of December 31, 2016, by persons who are beneficial owners of 5% or more of the outstanding Common Stock is set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (*)	Percent of Class
Blackrock, Inc.	3,228,868	11.0%
55 East 52nd Street New York, NY 10055

The Vanguard Group	2,310,739	7.9%
100 Vanguard Blvd. Malvern, PA 19355

Dimensional Fund Advisors LP	2,285,883	7.8%
6300 Bee Cave Road, Building One Austin, TX 78746

T. Rowe Price Associates, Inc.	2,266,474	7.7%
100 E. Pratt Street Baltimore, MD 21202

Herbert A. Kraft	2,077,543	7.1%
4695 MacArthur Court Newport Beach, CA 92660

Hotchkis and Wiley Capital Management, LLC	1,619,603	5.5%
725 S. Figueroa Street, 39th FL Los Angeles, CA 90017

(*)	Based on information reported to the SEC by, or on behalf of, such beneficial owner.

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock, as of March 24, 2017, by persons who are directors and nominees for directors, the executive officers of the Company named in the Summary Compensation Table, and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chairman & CEO	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	955,041	(1)	3.3%
Director	Lawrence S. Clark 4695 MacArthur Court Newport Beach, CA 92660	25,590	(2)	(3)
Director	John L. Killmer 4695 MacArthur Court Newport Beach, CA 92660	32,262		(3)
Director	Alfred F. Ingulli 4695 MacArthur Court Newport Beach, CA 92660	18,799		(3)
Director	M. Esmail Zirakparvar 4695 MacArthur Court Newport Beach, CA 92660	24,837		(3)
Director	Debra F. Edwards 4695 MacArthur Court Newport Beach, CA 92660	13,313		(3)
Director	Morton D. Erlich 4695 MacArthur Court Newport Beach, CA 92660	11,650	(4)	(3)
Director	Scott D. Baskin 4695 MacArthur Court Newport Beach, CA 92660	11,296		(3)
COO (AMVAC Chemical Corporation)	Ulrich G. Trogele 4695 MacArthur Court Newport Beach, CA 92660	88,356		(3)
CFO	David T. Johnson 4695 MacArthur Court Newport Beach, CA 92660	77,283	(5)	(3)
CAO	Timothy J. Donnelly 4695 MacArthur Court Newport Beach, CA 92660	69,008	(6)	(3)
Managing Director (AMVAC Netherlands BV)	Ad de Jong 4695 MacArthur Court Newport Beach, CA 92660	30,845		(3)
Directors and Officers as a Group		1,358,280		4.7%

(1)	This figure includes 38,828 shares of Common Stock Mr. Eric Wintemute is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.
(2)	This figure includes 546 shares of Common Stock owned by Mr. Clark’s children, for whom Mr. Clark and his spouse are trustees or custodians and for which he disclaims beneficial ownership.
(3)	Under 1% of class.
(4)	Represents shares held by the Erlich Family Trust, in which Mr. Erlich is a trustee and beneficiary, and over which Mr. Erlich shares voting power with his spouse.
(5)	This figure includes 31,779 shares of Common Stock Mr. Johnson is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.

(6)	This figure includes 25,000 shares of Common Stock Mr. Donnelly is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, except as described below, the Company believes that during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with.

EMPLOYEE COMPENSATION AND ENTERPRISE RISK

The Company has concluded that its compensation policies and practices do not give rise to any risk that is reasonably likely to have a material adverse effect upon it. In reaching its conclusion, the Company has found, among other things, that all business units have a similar compensation structure and that no business unit bears a disproportionate share of the overall risk profile, profits or revenues. To the extent that a function carries a unique risk, we have attempted to mitigate that risk with one or more countervailing risk mitigation objectives. For example, in manufacturing and technology, the objective of implementing processes for new chemistries is offset by the paramount objective of safety in the workplace and surrounding communities. In sales and marketing, the objective of achieving top line sales is offset by goals for maintaining profit margins. Similarly, the risk of spending excessive amounts in acquiring a product line or new technology is offset by objectives to realize certain minimum returns on investment. Risk is further mitigated by the use of long-term incentives which encourage prudent, long-term decision making. Finally, compensation for senior executives and, derivatively, the entire workforce is subject to achievement of Company-wide financial objectives within the SMARTgoals (as defined on page 14) established by the Board and management annually.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our executive compensation program has three primary objectives: to provide compensation on the basis of performance that supports key financial and strategic business outcomes; to attract, motivate and retain top talent to lead our business; and to align management’s interests with the long-term interests of stockholders.

Our first objective, to provide compensation on the basis of performance that supports the key financial and strategic business outcomes, means that we want our executives to seek optimal results in both the short and long term. One of the primary means of rewarding performance is through cash incentive compensation. Another means is through performance-based equity, which requires that the Company attain certain measures of financial success (i.e., pre-tax earnings, net sales, and total shareholder return) as compared to its industry peers. Our second objective, to attract, motivate and retain top talent to lead our business, is accomplished through ensuring that our compensation is competitive (as, for example, through benchmarking the compensation practices of similarly-situated companies) and offering multi-year vesting, to promote the retention of key talent, in the form of stock that cliff vests in three years.  Our third objective, to align management’s interests with the long-term interests of stockholders, is accomplished by ensuring that our executives are stockholders. We do this through the regular award of equity, whether in the form of restricted stock, options or performance-based shares/options, and the adoption of executive stock ownership guidelines.  We make these equity awards through our stock incentive plan, for which we are seeking approval for amendment and restatement at the 2017 Annual Meeting.

What We Reward

We expect our executives to operate at a high level and to be involved in setting and executing our business plan. Accordingly, our executives are directly involved in defining the Company’s strategy (its roadmap to success), its budget (the short term business plan), and the associated short term objectives which are established as necessary to achieve the budget (our “SMART” goals, which are Specific, Measurable, Achievable, Realistic and Time-Based). SMARTgoals are the primary measure to which each executive is held accountable.  They vary from position to position and include both company-wide goals (as, for example, net sales and net income for the CEO) and individual goals (for example, factory efficiency targets for the VP of Manufacturing).  In addition to these goals, which drive overall Company performance, we also expect our executive team to respond to changing market conditions, to solve unforeseen problems and to show leadership and initiative.

Compensation Program Best Practices

The Compensation Committee continues to implement and maintain leading practices in our executive compensation program and related areas.  Our current compensation program includes features that we believe drive performance and excludes features we do not believe serve our stockholders’ long-term interests. The table below highlights the “Sound Practices” features that our compensation program includes and “Poor Pay Practices,” which are excluded.  Certain of these features are described in greater detail prosaically after the table.

Included Features (“Sound Practices”)	Excluded Features (“Poor Practices”)

➣  Performance-based Equity – Half of the equity awards made to executives vest based upon the achievement of either internal metrics (net sales, pre-tax income) or total stockholder return compared to a peer group.

➣  Caps on Individual Bonuses – Our executives’ incentive compensation is capped at 1.6 times salary for the CEO and 1 times salary for non-CEO officers.

➣  Clawback Policy – Our executives are subject to having incentive compensation recouped by the Company in the event of material fraud or misconduct resulting in a restatement of financial statements.

➣  Stock Ownership Guidelines— We have adopted share ownership requirements for both our executive officers (4X base wage for CEO and 2X base wage for CEO reports) and our directors (four years’ worth of stock awards).

➣  No Hedging—Our executive officers and directors are prohibited from all hedging activities (as, for example, with zero-cost collars and forward sales contracts) and holding Company securities in margin accounts.

➣  Consultant Independence – The Committee retains an independent compensation consultant.  Our consultant is evaluated annually for independence to ensure objectivity.

➣  Market Benchmarking – Compensation decisions are made in the context of relevant market comparables.

➣  Risk Management – Our executive officers’ compensation program has been designed and is reviewed to ensure that it does not encourage inappropriate risk-taking. (Please see page 9 of this Proxy)

➣  “Double Trigger” severance – Our change in control agreements require both a change in control and termination during a two year period before equity is accelerated and monetary benefits become due. (Please see page 28 of this Proxy)

➣  Stock Incentive Plan 162(m) Compliant – The Company’s stock incentive plan complies with IRC Code 162(m) to ensure tax deductibility for performance awards made thereunder. (Please see Exhibit A to this Proxy)

➣ No excise tax gross-ups. ➣ No “single trigger” severance payments. ➣ No guaranteed base salary increases, minimum bonuses or equity awards. ➣ No resetting of strike price on underwater options.

A.	High Percentage of Performance Shares

Since 2014, in making equity awards to executive officers, the Company has followed the practice of splitting those awards equally between time-based restricted stock (having a three-year, cliff-vesting period) and performance shares based upon targets for net sales, pre-tax income and total stockholder return as compared to certain peer companies.  While awarding time-based restricted stock alone does serve to encourage executives to remain with the Company, including a meaningful award of performance shares serves to motivate senior management to achieve financial targets over a multi-year performance period.  In addition, the TSR component aligns payouts with the stockholders’ experience, as the Company must perform in a manner consistent with similar investment opportunities for vesting targets to be achieved.  The performance awards also provide that the awardee may earn up to 200% of the target number of shares in the event that the Company has outperformed the targeted metrics.

B.	Caps on Individual Bonuses

The Company continues to follow a policy of placing individual limits on each executive’s incentive compensation. Specifically, the CEO is limited to 1.6 times his annual salary, while the other NEOs are limited to one times his or her annual salary.  Even prior to the adoption of these caps, our incentive compensation awards had not ever exceeded these limits.  Nevertheless, the Compensation Committee has put these caps in place both to eliminate the possibility that any one individual will receive an excessive share of the bonus pool and to prevent windfall payments in the event that unforeseen circumstances result in goals being drastically exceeded.

C.	Clawback Policy

The Company also continues to follow a clawback policy that provides, “subject to the restrictions of applicable law, in the event of material fraud or misconduct leading to a restatement of the Company’s financial statements, the incentive compensation of executives found to be complicit in such material fraud or misconduct may be recouped in whole or in part by the Board of Directors after a hearing on the matter; provided, however, that if the subject executive does not agree with the outcome of such hearing, prior to instituting litigation, the parties shall promptly refer the matter to mediation.” We believe that, this policy serves multiple purposes.  First, it sends a strong message to senior management that the Company is committed to the highest standards of legal compliance and accounting discipline.  Second, by placing paid compensation at risk, it serves as an additional incentive to senior management to live up to this commitment.  And third, the policy should help contribute to stockholders’ peace of mind that the Company is doing all that it can to ensure accuracy and completeness in its financial reporting.

D.	Stock Ownership Guidelines

Under the Company’s stock ownership and stock retention policy, the CEO is required to obtain and maintain four times his base wage in common stock, and Section 16 officers are similarly required to obtain and maintain two times their base wage in Company common stock.  This is to be accomplished, in part, through periodic grants of equity by the Board. For purposes of calculating the value of shares under the policy, the Company includes shares purchased on the open market, shares acquired through option exercise, vested restricted shares and vested but unexercised options.  Similarly, as more fully described in page 29 under “Director Compensation,” non-management directors are required to accumulate and maintain shares equal in amount to the number of shares granted to them during the first four full years of service on the Board.  Through these policies, the views of both executive officers and directors are better aligned with those of our stockholders.

E.	Anti-Hedging Policy

The Company’s Anti-Hedging Policy prohibits both directors and Section 16 officers  from both hedging and other non-monetized transactions, such as zero-cost collars, forward sales contracts or other similar instruments which allow a person to lock in much of the value of his or her stock holdings, generally in exchange for all or part of the potential for upside appreciation in the stock. The Company believes that such instruments place the subject shares at risk of unexpected disposition (as, in the case of a call or foreclosure) and change the essential nature of the investment in common stock, thus serving to misalign the holder’s interests from those of the Company’s stockholders.

Compensation Consultant Independence

As per NYSE Listing Standard 303A.05(c)(iv), the charter of the Compensation Committee requires that committee to evaluate the independence of its compensation consultants.  Accordingly that committee evaluated  its compensation consultant, Exequity LLP, in 2016 and determined that that there is no conflict of interest with that firm and that with respect to the six factors set forth in the listing rules, Exequity was independent as indicated by the following:

Independence Factor	Consultant Compliance

➣  Provision of other services to the Company by the person that employs the consultant.

➣  Amount of fees received from the Company as a percentage of consultant’s total revenues.

➣  Policies and procedures of committee are designed to prevent conflicts of interest.

➣  Any business or personal relationship with a member of the Compensation Committee.

➣  Any stock of the Company owned by consultant.

➣  Any business or personal relationship with an executive officer of the Company.

➣  Consultant does not provide other services to the Company.

➣  Fees received by consultant during FY 2016 are less than 1% of the firm’s revenues for the period.

➣  Consultant has implemented principles to ensure independence:

➣  Does not provide unrelated services.

➣  Does not maintain a proprietary database.

➣  Does not trade in the stock of its clients.

➣  There is no relationship with a member of the Compensation Committee.

➣  Consultant owns no shares of the Company.

➣  There is no relationship with an executive officer.

We believe that, by ensuring the independence and objectivity of our compensation consultant, we provide an additional assurance that the consultant will not be influenced by improper motives, such as personal gain that could compromise its ability to recommend a fair and transparent plan of compensation for Company executives.

Consideration of “Say on Pay” Advisory Vote for Past Three Years

At each of the last three Annual Meetings of Stockholders, we have held an advisory stockholder vote on executive compensation. For the years 2013, 2014 and 2015, approximately 97%, 97% and 90%, respectively, of the shares that voted approved our executive compensation described in the subject proxy statement. The Compensation Committee and the Company viewed these results as a strong indication that the Company’s stockholders support the compensation policies and practices of the Company over this period.  Further, in the interest of keeping apprised of stockholders’ views, the Company maintains a plan of regular outreach to investors, potential investors and analysts who cover the Company’s stock.  This is done through personal meetings, telephone conversations and attendance at investment conferences.  Our Director of Investor Relations regularly briefs the Company’s Board of Directors on how stockholders view the Company, their areas of concern and suggestions for improving operations or financial performance.

The following sections further explain our rationale for our compensation practices during the last fiscal year.

Elements of 2016 Compensation

In order to cover this topic, it is useful to understand the business conditions and financial performance of the Company leading up to 2016. As reported by the Company in its public filings, 2015 was a period of modest recovery for the Company.  It followed an industry downturn that began with the Midwest corn market in 2013 and led to lower demand for corn products and excess inventory in the distribution channel.  In response to these conditions, management began to implement tactics to methodically reduce channel inventory, while continuing to protect brand value and  manage working capital and operating expenses.  As a result of these efforts, management drove down year-end inventory from $166million in 2014 to $136million in 2015, factory under absorption costs from $25million to $19million, and operating expenses from $108million to $100million. During 2015, the Company completed two product line acquisitions, while reducing overall corporate indebtedness from $98million to $68million.  In the midst of stagnant conditions domestically in 2015, the Company showed better performance compared to the industry with recorded net sales of $289million (down 3% from the prior year), net income of $6.6million (up 36% from the prior year) and gross margin up one percent.

During 2016, the Company outperformed 2015 in virtually every respect, despite continued declining net sales and profitability among agrichemical companies.  The Company’s net sales increased about 8% (from $289million in 2015 to $312million in 2016) and net income was up about 94% (from $6.6million in 2015 to $12.8million in 2016).  These results were due to several factors.  First, we enjoyed stable demand for our products in many markets (including potatoes, fruits and vegetables and peanuts) and increased sales into international markets, due in part to our 2015 product line acquisitions.  Second, with inventory of corn products in the distribution channels approaching near normal levels, the Company enjoyed increased sales in the Midwest corn market.  Third, we continued to exercise financial discipline in controlling costs, managing working capital and optimizing our factory usage in light of increased demand.  We were able to reduce year-end inventory levels from $135million in 2015 to $121million in 2016.  Further, factory under absorption costs dropped from $19million in 2015 to $17million in 2016, and, as a result, gross margins improved from 39% in 2015 to 41% in 2016.  Operating expenses increased with sales and other long term development activities, but remained at 35% of net sales.    Further, the Company used the cash generated from operations to pay down debt, thereby reducing year-end debt from $68.3million in 2015 to $41million in 2016 and increasing our borrowing capacity from $68million to $105million under our senior credit facility.

With respect to TSR, the Company’s performance in 2016 was above the median for the one year period as compared to companies within GICS 1510 as well as that of S&P Index peers.  In effect, the market recognized the Company’s continued financial performance in 2016 and stockholders benefitted accordingly.  With respect to the three-year and five-year TSR, the Company’s performance was below the median for both GICS 1510 and S&P Index peers.  However, it should be noted that, among public companies that materially participate in the agrichemical sector, the Company’s three-year TSR was above the median.  As mentioned above, the agrichemical sector has been in a downcycle since 2013, and the Company has been able to generate improved performance in spite of these conditions.

Below we discuss the components of executive compensation for 2016 in light of these conditions.

Salaries— As is the case with virtually all public companies, our executives received a salary as part of their compensation package in 2016. Base salary for our CEO was 51% of total cash compensation in 2016.  Among NEOs who worked for the entire fiscal year (and received incentive compensation), base salary was approximately 68% of total cash compensation in 2016. This compares to an average among all NEO’s of about 81% in 2015, when a modest bonus was paid in light of moderately improved performance, and 100% in 2014, when no bonus was paid in light of poor financial performance.  As per the Company’s standard practice, the 2016 salaries were set in December of 2015.  In light of 2014 financial performance and in the interest of minimizing operating expenses, however, 2015 salaries were frozen in 2015.  With improved performance in 2015, 2016 salaries were increased for all but one of the NEOs by about 2.5%, in keeping with the 3% annual increase that is prevalent among public companies.  The CFO received a salary increase of about 7.5% in the interest of ensuring continued retention and in light of his consistently high performance, particularly in the area of controlling working capital and managing expenses through 2015.  The fact that salaries were not increased in 2015 demonstrates that such increases are not considered to be a form of entitlement but rather are a function of performance.  It should also be noted that the Company has historically raised salaries in excess of a modest adjustment when an executive takes on additional responsibilities.

Incentive Compensation— In 2016, as in prior years, executives were eligible to receive annual incentive compensation in the form of a cash bonus.  Unlike salary, the cash bonus is “at risk” and varies from year to year depending upon many factors. The main reason for this element of compensation (which is typically paid in March of the subsequent year) is to reward the executive for Company performance and the executives’ individual contributions during the immediately prior year. As a general rule, assuming the Company achieves pre-tax income in in an amount equal to at least one-half of the amount forecasted in the budget for the subject year, the Company reserves 10 percent of its pre-tax income to serve as the pool from which incentive compensation may be paid.  From that pool, the Compensation Committee may, but is not obligated to, pay bonuses to some or all of the employee population. At year end, the Compensation Committee evaluates Company performance (including net sales, net income, indebtedness, and working capital measures).  If these measures fall short of the Company’s budget, then the Committee may reduce the pool at its discretion.

After determining whether any of the bonus pool will be distributed, the Committee works with the CEO and CAO, who recommend an allocation of bonuses among individuals based upon their performance.  Further, the CEO and CAO jointly review the performance of the Company’s executive officers and present their findings to the Committee.  The Committee then exercises its own discretion in setting an allocation for the CEO and considers the CEO’s recommended awards for others; in so doing, the Committee takes into account the executive’s achievement of his or her SMART goals as well as other contributions to the overall Company performance.  As mentioned above, the Company caps individual incentive awards for executive officers, limiting the CEO to 1.6 times salary and other NEOs to 1 times salary.  The

Company has not established specific targets for calculating incentive compensation for NEOs from year-to-year.  As a threshold matter, to the extent that the Company’s pre-tax income is less than one-half of forecasted  pre-tax income, the NEOs have typically received no bonus (as was the case in 2014).  To the extent that pre-tax income exceeds one-half of the forecast, the bonus accrual is proportionately larger, and NEO compensation has also increased.  Historically speaking, over the past five years, the CEO’s annual bonus has ranged from a low of zero (in 2014)  to a high of 98% of base wage in 2012, while that of NEO’s other than the CEO has ranged from a low of zero (in 2014) to a high of about 73% of base wage in 2012.

In order to motivate the executive team to exceed budgeted financial performance in 2016, the Compensation Committee provided that, to the extent pre-tax income exceeded that set forth in the 2016 budget, the Company could reserve 30 percent of pre-tax income to add to the incentive bonus pool.  The Committee provided further that, to the extent the pool were to reach $5million in size, then the reserve would drop back to 10 percent of pre-tax income.  As mentioned above, the Company’s financial performance in 2016 outpaced that of 2015 in nearly all respects.  Over the course of 2016, the NEOs greatly exceeded their goals with respect to profitability (including both pre-tax income and net income) and exceeded their goals relating to working capital, factory efficiency, debt, cash flow, gross margin, and general improvement of the balance sheet.  With the improvement in pre-tax profit, the Company was able to set aside a larger incentive pool (as compared to 2015) and the Committee awarded increased incentive bonuses to the executives, in recognition of stronger financial performance.

Equity—We believe that in providing equity to senior executives and requiring that a shares equal in value to a multiple of base salary be accumulated by such executives over time, the interests of our executives will be more fully aligned with those of our stockholders. The Company has adopted a policy to prohibit short sales or hedging transactions by executives and members of the Board. Through these awards and these policies, the Company believes that executives will take a longer view of the Company and will seek to enhance stockholder value several years into the future. Equity awards also serve as a means of encouraging future performance and of retaining key employees over the long term. In addition, it is highly prevalent among peer companies to award equity to executives regularly. In the Company’s case, these awards are typically made early in the fiscal year.  We believe that it would be difficult to attract, motivate, and retain executives without offering them a share in the Company’s long term prospects.

As more fully described below in “Benchmarking and the Compensation Consultant,” the Compensation Committee periodically conducts a benchmarking study to take into account, among other things, the prevalence (by amount and type) of equity awarded to executive officers of similarly situated companies.  These studies typically include information on prevalent rates at which available shares are consumed under equity plans of peers.  In awarding equity, the Board considers not only these studies, but also the compensation history of the Company, retention issues, and the burden of expensing equity awards.  For example, in light of the fact that no incentive compensation was paid for 2014 performance and a reduction in force was conducted in December of that year, in the interest of ensuring retention, the Board pulled its 2015 equity award forward in time and granted restricted stock to executive officers in December 2014.  Accordingly, the Board awarded no equity to executive officers in 2015 (except for then new-hire, Ulrich Trogele).  In 2016, the Board resumed its normal schedule and awarded equity in March 2016 in the form of one-half time-based restricted shares and one-half performance shares.  However, at management’s request, in the interest of minimizing expenses, the award among NEOs was on average between one-third and one-half of the median equity awards for executives in comparable positions at peer companies (Proxy Peers, as defined below).

Other Benefits—In 2016, the Company continued to offer a comprehensive suite of other benefits to its executives, including group health (medical, dental and vision) and life insurance to all of our employees, including key executive officers. Our medical plan takes the form of PPO programs which are largely self-funded.  However, the Company limited its claims exposure by maintaining stop loss coverage on an individual basis and placed its third party administration with a nationally-known insurance carrier. Health benefits premiums were highly-subsidized by the Company and offered extremely competitive terms (e.g., low co-payments and office visit charges). As a corollary to the group health plan, the Company continued to promote wellness through a voluntary program, through which the Company gives financial incentives for fitness, participation in group events (e.g., 5K, walking, yoga), and diet planning, among other things.  These programs are a powerful tool in recruiting and not only raise morale, but also serve to ensure the continued health of the workforce. Our executives also enjoyed life insurance and long term disability insurance coverage. In addition, certain executives received an automobile allowance and, in the case of the CEO, reimbursement for other perquisites (e.g., country club membership) that provide a venue for the cultivation of business relationships.

Finally, in 2016, our executives (and, in fact, any full time employee) continued to have the option to participate in the Company’s 401K retirement savings plan, under which the Company matches up to 5% of the participant’s salary (subject to an annual cap) and the Employee Stock Purchase Plan, which permits the purchase of Company shares at a discount through payroll deduction.

Benchmarking and the Compensation Consultant

During 2016 the Compensation Committee retained independent compensation consultant, Exequity, to update the group of comparator companies for purposes of benchmarking 2016 compensation.  Exequity conducted these studies in both March and September of 2016.  In connection with those efforts, Exequity defined a group of comparators, consisting of 14 publicly traded specialty chemical companies having similar revenues (ranging between $179 million and $940 million per annum) and market capitalization (ranging between $105 million and $2.25 billion with a median of $530 million). As an additional point of reference, Exequity also used Mercer’s 2015 Benchmark Database Survey filtered for companies with revenues of $100 million to $400 million per annum.  In defining the comparator group, Exequity focused on product lines, Global Industry Classification Standard  numbers, and a proxy review to determine whether and to what extent peer companies identified the Company (or others in the Company’s peer group) as comparators.  The comparator group (“Proxy Peers”) identified by Exequity included Aceto Corporation (ACET), Balchem Corporation (BCPC), Calgon Carbon Corporation (CCC), Chase Corporation (CCF), Hawkins, Inc. (HWKN), Innophos Holdings Inc. (IPHS), Innospec Inc. (IOSP), Intrepid Potash, Inc. (IPI), KMG Chemicals, Inc. (KMG), Landec Corporation (LNDC), LSB Industries, Inc. (LXU), OMNOVA Solutions, Inc. (OMN), Quaker Chemical Corporation (KWR) and Trecora Resources (TREC).  It should be noted that American Vanguard is the only publicly traded crop protection Company of its size, and, with the exception of Aceto Corporation (which has a small percentage of net sales arising from crop protection products), no Proxy Peers operate at all in the crop protection sector.

Using the Proxy Peers as a reference point, the Company found that its 2016 CEO compensation yielded the following comparative results.

•	The CEO salary ($620,000) was slightly above the median ($606,000) of the Proxy Peers.
•	CEO annual incentive compensation ($589,000) was slightly above the median target bonus ($577,000) for Proxy Peers.
•	Total cash for the CEO ($1.209 million) was slightly below the median target total cash ($1.217 million) for Proxy Peers.
•	Equity: shares granted in 2016 to the CEO ($401,000) was below the 25th percentile ($721,000) for Proxy Peers.
•	Total direct compensation for the Company’s CEO ($1.664 million) was just above the 25th percentile ($1.607 million) for total target direct compensation of the Proxy Peers.

On average, according to the Exequity study, compensation for other NEOs yielded the following results.  Salary was in the second quartile of actual salaries for Proxy Peers, annual incentive compensation and total direct compensation was between the 50th and 75th percentile of target for Proxy Peers, and equity was below the 25th percentile of target equity for such peers.

Closing Comments

The Company believes that its executive compensation meets its primary objectives.  In 2016, the Company’s financial performance improved.  Net sales were up by 8% in a challenging market, and gross margin improved by two percent, while net income nearly doubled.  In addition, management outperformed in improving its balance sheet and working capital, inventory, factory under absorption costs, and debt. Further, the Company’s borrowing capacity improved from $68MM to $105MM year-over-year.  This represents the second straight year of improved financial performance and contrasts with the agrichemical industry which, on average, has experienced declining sales and profitability for the same period.  In light of improved profitability and working capital (in excess of target), the NEOs received increased incentive compensation which was at or somewhat above that of Proxy Peers.  However, taken together with equity awards that were below the 25th percentile for that peer group, total compensation for the NEOs was at about the median.  In short, NEOs received improved pay for improved performance and, in any event, remained within a reasonable range as compared to its Proxy Peers.  For these reasons, the Company believes that we continue to pay for performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on the review and discussions referred to in that Item, the Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Form 10-K.

Lawrence S. Clark, Chair

Morton D. Erlich

Alfred F. Ingulli

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current NEOs of the Company:

Name of Director/Officer	Age	Capacity
Eric G. Wintemute	61	Chairman and CEO
Ulrich G. Trogele	59	Executive Vice President, COO
David T. Johnson	60	Vice President, CFO and Treasurer
Ad de Jong	64	Managing Director, Amvac Netherlands BV
Timothy J. Donnelly	57	CAO, General Counsel, & Secretary

Eric G. Wintemute has served as a director of the Company since June 1994. He was appointed Chairman and CEO in June 2011. Mr. Wintemute has also served as President and CEO from July 1994 until June 2011, after having been appointed Executive Vice President and COO of the Company in January 1994.

Ulrich G. Trogele has served as Chief Operating Officer of AMVAC Chemical Corporation, the Company’s principal operating subsidiary, since January 2015. Prior to joining the Company, Mr. Trogele spent 28 years in positions of increasing responsibility within the agribusiness sectors of agrochemicals, biologicals and plant nutrition.  His career included 10 years at FMC Corporation, as President of Asia-Pacific and several years as North American Area Director for FMC’s agricultural solutions business.

David T. Johnson has served as Vice President, CFO, and Treasurer of the Company since March, 2008. Mr. Johnson served as Finance Director for Amcor Flexibles UK Ltd., a $500 million manufacturer of decorative packaging and a subsidiary of Amcor, a multibillion dollar corporation based in Australia, from June 2003 through March 2008. Prior to that he served as Vice President of Finance for Sterer Engineering, a subsidiary of Eaton Aerospace, an $8 billion Cleveland based multinational Company from April 2001 through June 2003.

Ad de Jong has served as Managing Director of AMVAC Netherlands BV since July 2012. Prior to joining AMVAC, Mr. de Jong held positions of increasing responsibility over a 23 year period at Chemtura Corporation culminating with the position of Vice President Crop Protection for Europe/Middle East/Africa. Prior to his service at Chemtura, Mr. de Jong served in the advisory service with the Dutch Ministry of Agriculture.

Timothy J. Donnelly has served as Chief Administrative Officer, General Counsel and Secretary of the Company since June 2010.  He began his service with the Company in October 2005 as Vice President, General Counsel & Assistant Secretary, was appointed Secretary in June 2007 and assumed responsibility for Human Resources and Risk Management in 2009.  Prior to his work with the Company, from September 2000 through October 2005, Mr. Donnelly served as Vice President, General Counsel and Secretary for DDi Corp. (Nasdaq—DDIC) a manufacturer of quick-turn, high-technology printed circuit boards.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and other compensation for services rendered for the year ended December 31, 2016, paid or awarded by the Company and its subsidiaries to the CEO, CFO, the three most highly compensated executive officers other than the CEO and CFO, and any persons who departed from the Company during the subject year and, but for such departure, would have been in any of the aforementioned categories (the “NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Eric G. Wintemute	2016	620,125	589,000	401,322	—	—	—	53,720	1,664,167
	2015	605,000	150,000	—	—	—	—	52,920	807,920
	2014	605,000	—	596,612	275,210	—	—	52,370	1,529,192

Ulrich G. Trogele(2)	2016	368,654	175,000	119,412	—	—	—	54,608	717,674
	2015	346,154	222,000	424,815	—	—	—	41,128	1,034,097

David T. Johnson	2016	342,087	165,000	105,650	—	—	—	29,120	641,857
	2015	318,500	75,000	—	—	—	—	28,620	422,120
	2014	318,500	—	157,047	78,118	—	—	28,370	582,035

Ad de Jong(3)	2016	283,367	125,000	95,275	—	—	—	20,500	524,142
	2015	308,000	43,000	—	—	—	—	21,251	372,251
	2014	320,000	—	165,581	74,043	—	—	23,681	583,305

Timothy J. Donnelly	2016	297,250	145,000	96,189	—	—	—	28,430	566,869
	2015	290,000	50,000	—	—	—	—	27,930	367,930
	2014	290,000	—	142,981	71,060	—	—	27,680	531,721

Cynthia B. Smith(4)	2016	254,320	—	101,169	—	—	—	22,571	378,060
	2015	305,000	50,000	—	—	—	—	28,620	383,620
	2014	305,000	—	150,397	74,095	—	—	28,370	483,767

(1)	Amounts reflect bonus payments for service rendered in the subject year. These payments are made in March of the following year.
(2)

All other compensation reflects vacation earnings paid in the amount of $21,288 and $8,308 for 2016 and 2015, respectively. Further, bonus and stock awards for 2015 includes a signing bonus of $150,000 and equity award equal to $424,815 in connection with his hiring.

(3)	Salary for 2016, 2015 and 2014 reflects the effect of euro to dollar currency exchange.
(4)

Cynthia B. Smith is not a current NEO (as she left the company on August 31, 2016); nevertheless, she is included in this table only because it is likely that she would have been an NEO but for her departure during the subject reporting year. Salary amount for 2016 reflect vacation earnings paid in the amount of $34,573.

ALL OTHER COMPENSATION

		Perquisites ($)		Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Defined Contribution Plans ($)(3)	Vacation/Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)
Eric G. Wintemute	2016	38,400	(1)	—	2,070	13,250	—	—
	2015	38,100	(1)	—	2,070	12,750	—	—
	2014	37,800	(1)	—	2,070	12,500	—	—

Ulrich G. Trogele	2016	18,000	(2)	—	2,070	13,250	21,288	—
	2015	18,000	(2)	—	2,070	12,750	8,308	—

David T. Johnson	2016	13,800	(2)	—	2,070	13,250	—	—
	2015	13,800	(2)	—	2,070	12,750	—	—
	2014	13,800	(2)	—	2,070	12,500	—	—

Ad de Jong	2016	20,500	(2)	—	—	—	—	—
	2015	21,251	(2)	—	—	—	—	—
	2014	23,681	(2)	—	—	—	—	—

Timothy J. Donnelly	2016	13,800	(2)	—	1,380	13,250	—	—
	2015	13,800	(2)	—	1,380	12,750	—	—
	2014	13,800	(2)	—	1,380	12,500	—	—

Cynthia B. Smith	2016	9,200	(2)	—	1,380	11,991	—	—
	2015	13,800	(2)	—	2,070	12,750	—	—
	2014	13,800	(2)	—	2,070	12,500	—	—

(1)

Automobile allowance of $18,000, $18,000 and $18,000 for the years ended December 31, 2016, 2015 and 2014, respectively; and personal expense reimbursements of $20,400, $20,100 and $19,800 relating to country club membership fees and assessments in the years ended December 31, 2016, 2015, and 2014, respectively.

(2)	Automobile allowance.
(3)	Effective January 1, 2005, the Company matches employee contributions to its 401(k) savings plan dollar for dollar up to 5% of base salary.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grant of plan-based awards for the year ended December 31, 2016 to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of	Full Grant Date Fair
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	Units (#) (i)		Options (#) (j)	Option Awards ($/Share) (k)	Value of Stock ($) (1) (l)
Eric G. Wintemute	1/6/16							13,618	(2)	—	15.08	205,359
Ulrich G. Trogele	1/6/16							4,052	(2)	—	15.08	61,104
David T. Johnson	1/6/16							3,585	(2)	—	15.08	54,062
Ad de Jong	1/6/16							3,233	(2)	—	15.08	48,754
Timothy J. Donnelly	1/6/16							3,264	(2)	—	15.08	49,221
Eric G. Wintemute	1/6/16							10,894	(3)	—	15.08	164,282
Ulrich G. Trogele	1/6/16							3,242	(3)	—	15.08	48,889
David T. Johnson	1/6/16							2,868	(3)	—	15.08	43,249
Ad de Jong	1/6/16							2,586	(3)	—	15.08	38,997
Timothy J. Donnelly	1/6/16							2,611	(3)	—	15.08	39,374
Eric G. Wintemute	1/6/16							2,724	(4)	—	11.63	31,680
Ulrich G. Trogele	1/6/16							810	(4)	—	11.63	9,420
David T. Johnson	1/6/16							717	(4)	—	11.63	8,339
Ad de Jong	1/6/16							647	(4)	—	11.63	7,525
Timothy J. Donnelly	1/6/16							653	(4)	—	11.63	7,594

(1)

The Company’s Equity Incentive Plan expired on May 12, 2015, future issuances were not permitted until stockholders’ approval to extend the term of the plan during its 2016 Annual Stockholders’ Meeting, which approval was conferred on June 8, 2016. The fair value for shares awarded was therefore, determined by using the publicly traded share price as of the Plan extension approval date (June 8, 2016). This column shows the full grant date fair value of restricted stock grants made based on the closing price of the Company’s stock as of the Plan extension approval date, with the exception of the TSR grant, which was determined by using the Monte Carlo valuation method. The full grant date fair value of each award is the number of shares multiplied by the grant date fair value per share.  These amounts were not paid to any named executive officer. The recognized compensation expenses for 2016 are shown in the “Stock Awards” column in the “Summary Compensation Table”.

(2)

These grants constitute restricted stock that vests in its entirety upon 3 years of the award date and is subject to forfeiture in the event that the recipient is not continuously employed by the Company through the vesting date.  The grant date fair value of these awards is $15.08/share, which was determined based on the closing price of the Company’s stock as of the Plan extension approval date.

(3)

These grants constitute performance shares that vest upon both (i) the passage of three years of full-time, continuous employment and (ii) the achievement of certain financial goals of the Company compared to an identified peer group.  With respect to clause (ii), the number of shares to vest depends upon the level of net sales and income before tax achieved during the period commencing January 1, 2016 and ending December 31, 2018 as compared to internal targets and can vary from zero (for performance at less than 80% of the target) to 200% (for performance at or above 125% of the target).  The grant date fair value of these awards is $15.08/share, which was determined based on the closing price of the Company’s stock as of the Plan extension approval date.

(4)

These shares constitute an award of performance shares that vest based upon both (i) continuous, full time service through the third anniversary of the award, and (ii) the achievement of TSR metrics as follows.  As measured during the period commencing January 1, 2016 and ending December 31, 2018, assuming an initial share price of $11.90 per share, the number of shares earned depends upon the achievement of a certain target share price as compared to that of the Russell 2000 Index and comparator companies, identified in the Company’s 2016 Proxy Statement at the end of the measurement period and can vary from zero shares (for a share price that is less than 30th percentile of the comparator group) to 200% (for a share price that is at or greater than 80th percentile of the comparator group).  The grant date fair value of these awards is $11.63/share, which was determined using the Monte Carlo valuation method.

SUPPLEMENTAL TABLE OF 2017 EQUITY AWARDS

The following table summarizes restricted stock awards granted to executive officers on February 8, 2017.

Name (a)	Number of Shares of Stock(#) (b)	Price of Stock ($/Share) (c)	Full Grant Date Fair Value of Stock ($) (d)	Performance- Based Awards ($) (e)	Total ($) (f)
Eric G. Wintemute	71,158	16.10	572,822	572,822	1,145,644
Ulrich G. Trogele	13,752	16.10	110,704	110,704	221,407
David T. Johnson	13,098	16.10	105,439	105,439	210,878
Ad de Jong	4,728	16.10	38,060	38,060	76,121
Timothy J. Donnelly	11,078	16.10	89,178	89,178	178,356

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, with respect to the NEOs, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2016, with respect to options to purchase Common Stock of the Company. The closing price of the Common Stock on December 31, 2016, the last trading day of the Company’s fiscal year, was $19.15 per share.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric G. Wintemute	30,000	—	—	$7.50	12/10/2020
Eric G. Wintemute	17,656	35,310	—	$11.49	12/30/2024
David T. Johnson	6,779	—	—	$14.75	03/07/2018
David T. Johnson	25,000	—	—	$7.50	12/10/2020
David T. Johnson	—	15,034	—	$11.49	12/30/2024
Ad de Jong	—	14,250	—	$11.49	12/30/2024
Timothy J. Donnelly	25,000	—	—	$7.50	12/10/2020
Timothy J. Donnelly	—	13,766	—	$11.49	12/30/2024

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Eric G. Wintemute	84,006	1,608,715	—	—
Ulrich G. Trogele	30,604	586,067	—	—
David T. Johnson	22,114	423,483	—	—
Ad de Jong	22,222	425,551	—	—
Timothy J. Donnelly	20,133	385,547	—	—

OPTION EXERCISES AND STOCK VESTED

The following table shows, with respect to the NEOs, the number of shares acquired on the exercise of stock options and on vesting of stock awards and their respective value realized (market price less exercise price) for the year ended December 31, 2016.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Eric G. Wintemute	—	—	9,295	414,570
Ulrich G. Trogele	—	—	7,500	86,175
David T. Johnson	—	—	2,357	105,133
Ad de Jong	—	—	2,397	37,417
Cynthia B. Smith	—	—	565	18,701
Timothy J. Donnelly	—	—	3,240	105,133

(1)	Value realized on vesting is value of shares, including shares withheld for payroll tax purposes, at time of vesting.

Pension Benefits and Non-qualified Deferred Compensation

The Company provided no pension benefits and no non-qualified deferred compensation to the NEOs during the year ended December 31, 2016.

Potential Payments Upon Termination or Change of Control

Each of the NEOs is party to a Change of Control Severance Agreement. Under the terms of those agreements, the employee is entitled to receive certain payments in the event that there is a change of control during the term of agreement and such employee is either terminated (for reasons other than cause) or resigns for good reason within 24 months of such change of control. In other words, there is a double trigger before benefits are earned under this arrangement. If the employee is terminated for cause or due to death or disability, he or she is not entitled to severance under the agreement. Provided both conditions for payment are met, employee is entitled to receive a lump sum amount equal to two years’ base salary, 24 months’ worth of COBRA coverage for medical insurance, executive level outplacement costs, and acceleration of unvested options (or other securities to which employee may have a right). For purposes of these agreements, “change in control” is defined to mean, in effect, either (i) a merger or consolidation of the Company in which those who were stockholders immediately before the effective time of the merger or consolidation have less than 50% of the voting power of the new corporation or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; or (iii) when any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly owns more than 50% of the Common Stock of the Company. As a condition to payment, the employee must enter into a written release of claims against the Company.

The following table summarizes the estimated payments to be made to the NEOs in the event of a termination without cause or voluntary resignation for good reason after a change in control assuming, for illustration purposes, that such change in control had occurred on December 31, 2016.

	Salary ($)	COBRA Insurance Premiums ($)	Outplacement Services ($)	Accelerated Options and Grants Vesting ($)(1)	Total Change in Control Payments ($)(2)
Eric G. Wintemute	1,240,250	70,286	25,000	2,014,427	3,349,963
Ulrich G. Trogele	737,308	74,606	25,000	586,067	1,422,981
David T. Johnson	684,174	74,617	25,000	596,224	1,380,015
Ad de Jong	566,734	—	25,000	589,284	1,181,018
Timothy J. Donnelly	594,500	70,435	25,000	543,718	1,233,653

(1)

Upon change in control, the agreement allows for the accelerated vesting of options and grants. Assuming the change in control had happened as of December 31, 2016, there would be unvested awards of 179,079 shares of restricted stocks and 78,360 shares of incentive stock options. If the change in control occurred on December 31, 2016, these awards would have vested and the Company would have recognized additional compensation expense based on grant date fair value in the amount of $936,152 and $164,482 for restricted stocks and incentive stock options, respectively.

(2)	Payments are subject to reduction to ensure that they are fully tax deductible by the Company.

Director Compensation

The following table summarizes compensation paid to the Board for the year ended December 31, 2016.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Scott D. Baskin	81,000	50,000	—	—	—	—	131,000
Lawrence S. Clark	86,750	50,000	—	—	—	—	136,750
Debra F. Edwards	102,500	25,000	—	—	—	—	127,500
Alfred F. Ingulli	118,500	25,000	—	—	—	—	143,500
John L. Killmer	98,500	50,000	—	—	—	—	148,500
Morton D. Erlich	88,000	50,000	—	—	—	—	138,000
M. Esmail Zirakparvar	85,500	50,000	—	—	—	—	135,500

The Company has the following compensatory arrangements with the non-employee members of its Board:

Cash Compensation:

Effective with his or her election or re-election to the Board, each non-management director is entitled to receive cash compensation for his or her services on the Board as follows:

•	Quarterly retainer fee of $11,250 for services on the Board.
•	Quarterly retainer fee of $6,250 for services as Lead Director of the Board.
•	Quarterly retainer fee of $2,500 for service as chairperson of the Audit Committee.
•	Quarterly retainer fee of $1,250 for service as chairperson of each of the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee and the Risk Committee.
•	Attendance fee of $2,500 per meeting of the Board.
•

Attendance fee of $1,000 per meeting of each of the Risk Committee and the Nominating and Corporate Governance Committee.  Attendance fee of $1,500 per meeting of each of the Audit Committee, the Compensation Committee and the Finance Committee. Further, non-management directors receive $1,250 per meeting in executive session.

•	Per Diem fee of $2,000 for special assignments as determined from time to time by the Board.

Stock Awards:

In accordance with the terms and conditions of the Company’s Amended and Restated 1994 Stock Incentive Plan, as amended through June 8, 2016 (the “Plan”), each non-employee director of the Board is entitled to receive awards of the Company’s Common Stock, par value $.10 (“Common Stock”), as follows:

•

In connection with each non-employee director’s election or re-election to the Board, during 2016 such director was entitled to receive an award that equals $50,000 (the “Stock Award”). Further, it is the policy of the Company that each director accumulate and hold Company stock equal to the number of shares received by him or her over the course of his or her first three full years of service on the Board, after which such director may elect to receive up to half of the value of any subsequent Stock Award in the form of a cash payment.  During its meeting of October 7, 2017, the Board reviewed benchmarking data on the Company’s non-management directors’ compensation and found that such compensation was below the median amount for that of the Proxy Peers.  In light of these findings, the Board resolved that, effective at the 2017 Annual Meeting, the Stock Award would equal $70,000 and, further, that the directors’ requirement to accumulate and hold Company stock would increase from an amount equal to the number of shares received by him or her over the course of his or her first three full years of service to that received over the course of the first four full years of service.

•

If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•

Each Stock Award will be calculated based on the closing price of the Common Stock on the date of issuance, as reported on the New York Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued; the value of such fractional share will be paid in cash.

•	Each Stock Award will vest immediately in full upon grant.

The Company has entered into written indemnification agreements with each of its directors, effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action brought by the Company against a director must be brought within two years from the date of the accrual of such action or such shorter period as provided by law.

Employee Contracts, Termination of Employment and Change of Control Arrangements

The Company and Eric G. Wintemute entered into an employment agreement, dated as of January 15, 2008, pursuant to which Mr. Wintemute serves as the Company’s Chairman and CEO. Mr. Wintemute’s current annual base compensation is $620,125, with increases to be made by the Board in their sole discretion. Mr. Wintemute may receive a bonus, in an amount as determined by the Board, based on his performance against reasonable qualitative and quantitative benchmarks. The agreement also provides Mr. Wintemute with certain additional benefits which are prevalent among executives at this level in the industry, including a car allowance of $1,500 per month and reimbursement for reasonable and customary business expenses. Mr. Wintemute’s agreement is of indefinite duration, unless terminated by the Company. If the Company terminates Mr. Wintemute’s employment without cause and not due to disability or death, the Company shall pay to Mr. Wintemute an amount equal to two times the average annual cash compensation received by him over the course of the two immediately preceding calendar years. If Mr. Wintemute dies or is disabled during the term of the agreement, the Company will pay his designated beneficiary any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death or disability.

AMVAC Chemical Corporation, the Company’s principal operating subsidiary, and Ulrich Trogele entered into a written employment agreement dated as of December 31, 2014 pursuant to which Mr. Trogele serves as AMVAC’s Executive Vice President and Chief Operating Officer.  Under the terms of the agreement, Mr. Trogele’s annual base compensation is $369,000 and he was entitled to receive an initial bonus in the amount of $150,000 (which was paid within 30 days after his start date of January 5, 2015).  The agreement features a three year term and certain additional benefits that are customary for executives at this level in the industry, including a car allowance of $1,500 per month.  Also, in the event of termination without cause, Mr. Trogele is entitled to severance pay in the amount of the greater of (i) his annual base wage and health insurance for the remainder of the term and (ii) one year’s base wage and health insurance. He is also party to a Change in Control Agreement the form of which is substantially similar to that currently in place between the Company and other executives; in the event of a termination that qualifies him for severance under both agreements, Mr. Trogele would be entitled to receive the more favorable severance package.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board for the year ended December 31, 2016, consisted of Lawrence S. Clark, Alfred F. Ingulli, and Morton D. Erlich. During 2016, no member of the Compensation Committee  served on the board of directors of any other entity, where any officer or director of such entity also served on the Company’s Board.

Review and Approval of Related Person Transactions

In accordance with the terms of its written charter, the Nominating and Corporate Governance Committee (“the Committee”) has the responsibility for the review and approval or ratification of all related persons and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s voting securities or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if any such transaction involves more than $10,000, in each case using appropriate counsel and other advisers, as the Committee may deem necessary.

In the course of its review of a proposed related person transaction, the Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable law and listing standards. The Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. To the extent that a proposed related person transaction involves any member of the Committee (or an immediate family member of any member of the Committee), such member would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Related Person Transactions

During 2016, director Debra Edwards took a special assignment to serve as Vice President of Regulatory Affairs on a temporary basis to assume the duties of Cindy Baker Smith, who left the position of Vice President of Global Regulatory Affairs and Product Development for Company on August 31, 2016.  As part of her duties, Ms. Edwards oversaw the recruiting and hiring of a permanent replacement, who was hired as of March 21, 2017.  For purposes of this assignment, Ms. Edwards was paid the standard fee for non-management directors on special assignment, namely, $2,000 per day. During 2016, Ms. Edwards earned $113,250 in connection with this assignment. There were no similar assignments in prior years.

SUMMARY OF PROPOSALS

This Proxy contains five proposals for which stockholder action is sought.

•	Proposal 1 requests the election or re-election of eight directors to the Board.
•	Proposal 2 requests the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017.
•	Proposal 3 requests an advisory vote on executive compensation.
•	Proposal 4 requests an advisory vote on the frequency of the advisory vote on executive compensation.
•	Proposal 5 requests approval of the Amended and Restated 1994 Stock Incentive Plan.

Details of each proposal appear below.

PROPOSAL 1

Election of Directors

The Board is elected annually. The Certificate of Incorporation and Bylaws, as each have been previously amended and restated, of the Company, currently provide that the number of directors of the Board shall not be more than nine nor less than three. As per the Bylaws, the Board has fixed the maximum number of directors at nine. At this election, eight directors have been nominated to be elected or re-elected at the Annual Meeting and, if elected, will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Board has nominated Scott D. Baskin, Lawrence S. Clark, Debra F. Edwards, Morton D. Erlich, Alfred F. Ingulli, John L. Killmer, Eric G. Wintemute, and M. Esmail Zirakparvar to be elected to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

REQUIRED VOTE AND RECOMMENDATION

The directors to be elected or re-elected by the holders of Common Stock shall be the candidates receiving a number of “FOR” votes that exceed the number of “AGAINST” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Company engaged BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2017, and the Board of Directors has confirmed that engagement.

BDO has served as the independent registered public accounting firm of the Company continuously since 1991. It is believed that its knowledge of the Company’s business gained through this period of service is of great value.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2016 and 2015, were (in thousands):

	2016	2015
Audit	$681	$637
Tax	207	177
	$888	$814

Audit fees for 2016 and 2015 were for professional services rendered for the audits of the consolidated financial statements of the Company, including the audits of internal controls under Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.

Tax fees for 2016 and 2015 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits and advice related to acquisitions.

Audit Related fees, if any, would primarily relate to assurance services, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards. There were none in 2016 and 2015.

All Other fees, if any, would relate to services other than those in the above three categories. There were none in 2016 and 2015.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our registered public accounting firm’s independence and determined that such services are appropriate.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting is required to ratify the appointment of BDO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the 2017 consolidated financial statements and related internal controls over financial reporting of American Vanguard Corporation and its subsidiaries, made by the Audit Committee and the Board, is hereby ratified.”

PROPOSAL 3

Advisory Vote on Executive Compensation

Over the past three years, stockholders have indicated on average approximately 95% approval for the Company’s executive compensation.  As mentioned in the Compensation Discussion and Analysis, our executive compensation is designed to provide compensation on the basis of performance that supports key financial and strategic business outcomes; to attract, motivate and retain top talent to lead our business; and to align management’s interests with those of our stockholders.

Our executive compensation:

•	Has been benchmarked against a comparator group of companies that are similar in size, have the same Global Industry Classification Standard code and cite the Company (and the group) as peers;
•	Is designed in collaboration with an independent compensation consultant;
•

Features incentive elements that rise and fall with financial performance.  For example, in light of reduced financial performance in 2014, NEOs received no cash incentive compensation or salary increases.   With improved profitability and balance sheet metrics in 2015, modest cash bonuses were awarded to NEOs.  With nearly double the net income of the prior year, increased sales, improved margins, reduced debt and solid performance on working capital metrics, NEOs received higher bonuses in 2016;

•

Includes time-based and performance-based equity awards and holding periods that give executives long term view of the Company.   In 2014 and then again in January 2016, half of the equity awards to NEOs were performance awards, which are contingent upon financial performance and stockholder return as measured over a three year period;

•	Is based primarily upon objective performance targets such as net sales, net income and SMART goals;
•

Includes factors that limit discretion and discourage misconduct, such as caps on bonuses, a clawback provision for incentive compensation received by persons complicit in a material restatement, and a policy against hedging shares; and

•

Is administered pragmatically to ensure that NEOs are paid for performance (as evidenced by the reduction in both cash and non-cash compensation for 2014, total compensation below the 25th percentile of Proxy Peers for 2015 and at the median for Proxy Peers in 2016).  At the same time, the Company’s plan also includes incentives for retaining key employees for the purpose of building long term stockholder value.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder, the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

REQUIRED VOTE AND RECOMMENDATION

The passage of a recommendation requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

PROPOSAL 4

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

This Proposal 4 gives stockholders the chance to cast an advisory vote on the frequency with which the Company should include a Say-on-Pay proposal in its proxy materials in future annual stockholders’ meetings. Under this Proposal 4, stockholders may vote to have the Say-on-Pay vote either every year, every two years or every three years. The Company believes that Say-on-Pay votes should be conducted every year (as it has been over the past six years), as it gives the Company’s Board and management the most continuous feedback on compensation policies and procedures.

REQUIRED VOTE AND RECOMMENDATION

Passage of a recommendation on this Proposal requires the affirmative vote of holders of a majority of the
Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the Company include an advisory vote on executive compensation as a ballot measure in future proxy materials annually.”

PROPOSAL 5

Approval of the Amended and Restated 1994 Stock Incentive Plan

INTRODUCTION

As mentioned in the Compensation Discussion & Analysis, equity is an essential part of the Company’s executive compensation.  The Company’s 1994 Stock Incentive Plan (the “Plan”) is the sole vehicle by which the Board makes equity awards to directors, officers and employees.  Since the Plan’s adoption in 1995, the Company has regularly made equity awards under the Plan for purposes of recruiting qualified personnel, retaining them, incentivizing improved performance and ensuring that the interests of our executives are aligned with those of stockholders.  Over time, the Plan has evolved to include not only stock options and restricted shares, but also performance awards that can be made contingent upon future financial performance or share value as measured over a multi-year period.

With the passage of time and the issuance of awards, the Plan is nearly out of available shares.  Accordingly, working with management and compensation advisors, the Compensation Committee reviewed the terms of the Plan and, on March 9, 2017, recommended to the Board that the current plan (the “Predecessor Plan”) be amended and restated to take into account both stockholders’ interests and the needs of the Company based upon actual practices.  Those amendments have taken the form of an amended and restated Plan (the “Proposed Plan”) as set forth in Exhibit A.  Below, we describe plan history, proposed changes to the Plan (specifically, how the Proposed Plan differs from the Predecessor Plan and our reasons for recommending each change), a summary plan description, and equity plan information in tabular form.

PLAN HISTORY

Our stockholders approved the 1994 Stock Incentive Plan at the 1995 Annual Meeting.  The Plan was subsequently amended and restated at the Annual Meetings of 2000, 2002, 2003, 2004, and 2016.  On March 9, 2017, the Compensation Committee of the Board approved a further restatement and amendment of the Plan, subject to stockholder approval.  The Plan, as proposed to be amended and restated effective June 6, 2017, (i) increases the maximum number of shares of common stock that may be issued under the plan by 1,352,000 from 3,222,000 (most which has been previously granted as set forth in our Equity Compensation Plan Information, to 4,574,000, (ii) extends the term of the Plan to June 6, 2027, and (iii) implements changes to terms and conditions as more fully described below under “Changes to the Plan” and otherwise as reflected on Exhibit A, hereto.

CHANGES TO THE PLAN

The Board proposes to amend and restate the Predecessor Plan as follows:

Additional Shares.  We propose to increase the number of shares available for grant or issuance under the Plan by one million three hundred fifty two thousand (1,352,000) shares.  As of March 31, 2017, there were 286,738 shares available for grant under the Plan, which represents about 1 percent of the 29,776,529 common shares outstanding as of the record date.  In recommending approval of the Proposed Plan, the Compensation Committee considered the Company’s effective management of share usage with the intention of avoiding excessive stockholder dilution.  Our burn rates for fiscal years 2014, 2015 and 2016 were 2.67%, 0.51% and 1.04%, which yield an average burn rate of 1.41%, assuming each restricted share award is equivalent to an award of two stock options.  This rate is below the burn rate benchmark of 2.86% from the Russell 3000 (Materials – 1510).  On a fully diluted basis, our potential equity dilution is approximately 9.88% (based upon the number of shares subject to outstanding awards that are vested or unvested or unexercised and shares remaining available under our plans for future awards as of March 31, 2017, including the addition 1,352,000 shares of common stock that we are requesting under the Proposed Plan, relative to our fully diluted issued and outstanding shares of common stock as of the record date).  This dilution rate is consistent with the median three-year average dilution among Proxy Peers of 9.52%.

	Fiscal Year
	2016	2015	2014
Stock options/stock appreciation rights granted			277,025
Time-based restricted stock/RSU awards granted	150,009	73,201	240,724
Performance-based stock options/stock appreciation rights granted			107,689
Actual performance-based restricted stock/RSU awards earned
Performance-based restricted stock/RSU awards granted but unearned	52,170	10,696	79,270
TOTALS	202,179	83,897	704,708
Weighted average shares outstanding basic (in thousands)	28,859	28,673	28,436

Based upon our historically conservative use of the Plan, our need to continue granting equity to directors and employees, and share usage of similarly situated companies, the Compensation Committee has determined that our request for additional shares is reasonable.

No Fungible Share Ratio.  Under the terms of the Predecessor Plan, the Company must reserve one-and-a-half shares for each Award of Restricted Stock, while Award of Stock Options requires a reserve of only one share under the Plan.  We are seeking to amend this provision so that each Award of Restricted Stock gets the same reserve as a Stock Option, namely, one share under the Plan.  We seek this change in light of the fact that the Company has turned increasingly to restricted stock as the preferred means of making equity awards.  We believe that changing this ratio will serve to give a truer measure of the shares that will actually be needed for future awards.

Share Recycling/Recounting. Under the terms of the Predecessor Plan, there is no express provision for recycling certain shares back into the Plan, thereby preserving them for future grant or issuance, upon settlement of a Stock Appreciation Right (“SAR”) or Stock Option.  Nor is there such a provision for shares that are withheld upon vesting in order to meet payroll tax withholding requirements.  We wish to amend the Plan to permit such recycling.  Because the actual number of shares to be used in settlement of a SAR or Stock Option is often not known until the actual settlement date, and the settlement amount may be less than the number of shares reserved against such awards, we believe it is useful to return such excess shares back to the Plan for future use, rather than to treasury shares, where they are not available for grant or issuance under the Plan.  Similarly, it is common within the Company for officers to have restricted shares withheld at time of vesting in order to meeting payroll tax withholding requirements.  This enables the recipient to avoid a significant, immediate tax liability and to hold the balance of the shares without having to make a sale of those shares to cover the tax.  We believe that it is useful to permit the withheld shares to return to the Plan as well.

Limitation on Acceleration in Change-of-Control.  Under the terms of the Predecessor Plan, in the event of a Change-of-Control Event, Performance Shares could be accelerated at the discretion of the Committee. This could result in the possibility that the Committee would accelerate Performance Awards to the maximum earned amount of 200% of target shares.  We believe that such acceleration is unnecessary, and that it would be more reasonable to limit such acceleration to a number of shares of common stock equal to (but not greater than) the target number of any Performance Award.  This amendment would serve to eliminate what might otherwise be a windfall in the case of a Change-of-Control Event.

No Dividend for Unvested Awards.  Under the Predecessor Plan, there is no prohibition against paying dividends on unvested shares or Stock Options.  Nor is there a provision prohibiting the voting of unvested shares.  In point of fact, the Company does not pay dividends on unvested options or restricted grants.  Nor do any unvested Awards (or unexercised stock options) issued under the Predecessor Plan carry the right to vote the underlying common shares.  We believe that it is inappropriate to permit payment of dividends or voting rights for unvested equity, and that best practices would prohibit that practice.  In the interest of clarifying  this provision by effectively codifying the Company’s current practice, we propose to amend the Predecessor Plan to provide that a participant not be permitted either to vote or to receive a dividend or dividend equivalent on shares represented by an unvested Award.

Change in Plan Term.  We are recommending that the term of the Proposed Plan be set for ten years, that is, through June 6, 2027.

SUMMARY DESCRIPTION OF THE PROPOSED PLAN

The summary description of the Proposed Plan is intended to cover only the highlights of such plan and is qualified in its entirety by reference to the full text of the Proposed Plan, which is attached to this Proxy Statement as Appendix A.

Shares Reserved for Issuance.  Subject to the stockholders’ approval of the Proposed Plan, the maximum number of shares of our common stock that may be issued under the Proposed Plan shall not exceed four million five hundred and seventy four thousand (4,574,000) shares, of which approximately 1,638,738 (consisting of 286,738 shares that had been available under the Predecessor Plan, plus the 1,352,000 additional shares sought hereunder) will be available for future grants under such plan on or after June 6, 2017.

The table below quantifies, as of December 31, 2016 and March 31, 2017, without taking into account the proposed amendment, the number of stock option awards outstanding under the Plan, unvested restricted stock awards outstanding under the Plan, and shares available for issuance pursuant to future awards under the Plan.  If approved by the stockholders, the amendment would increase the available share pool by 1,638,738.

	December 31, 2016			March 31, 2017
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (years)
Shares currently available for grant under the Plan	826,957			286,738
Shares subject to outstanding stock options rights under the Plan	624,239	$9.61	1.00	605,320	$9.61	0.75
Shares subject to outstanding, unvested restricted stock awards rights under the Plan	443,778			799,803

Plan Administration and Amendment.  The Proposed Plan is administered by a committee designated by the Board of Directors, in this case, the Compensation Committee (the “Committee”), which consists entirely of non-employee directors (under Rule 16b-3 of the Exchange Act) and are outside directors under the meaning of Section 162(m) of the Internal Revenue Code of 1986.  While the Committee has the authority to construe and interpret the Proposed Plans and any Awards and to establish and amend rules for the administration thereof, no material amendment to the Proposed Plan may be made without stockholder approval.

Awards under the Proposed Plan.  The types of awards available under the Proposed Plan remain substantially unchanged from those available under the Predecessor Plan, namely:

(i)

Stock Option Grants.  These may take the form of incentive stock options or non-qualified options.  The term may be fixed by the Committee, but may not exceed ten years, and the option price may not be less than fair market value on close of trading on the date of award.

(ii)

Stock Appreciation Rights.  These may be granted either alone or in combination with stock options and entitle the grantee to receive upon exercise the appreciation in the market price of a stated number of shares of common stock during the stated term.  The term may is fixed by the Committee, but may not exceed ten years (or the term of the corresponding stock option, if any).  Further, payment may be made in cash or in shares in most cases, as per the Committee’s discretion.

(iii)

Restricted Stock and Restricted Stock Units. The former consists of common stock that is transferred by the Company to a participant but is subject to substantial risk of forfeiture and to restrictions on sale or transfer, while the latter gives the participant the right to receive shares at a future date upon the attainment of certain conditions (having similar risks and restrictions).  The Committee determines the terms of this form of equity in its discretion.

(iv)

Performance and Other Awards.  Performance Awards give the participant the right to receive cash or stock upon the achievement of certain performance criteria (which may include internal or external factors within a broad range), to be established by the Committee; however, generally speaking, the Committee must establish such criteria within 90 days of the commencement of the performance period.

(v)

Other Information Concerning Awards.  Awards may be granted singly, in combination or in tandem as determined by the Committee.  No Participant may receive an Award in the form of Stock Options, SARs, Restricted Stock or Restricted Stock Units (or any combination) in an amount of more than 500,000 shares of Common Stock in any calendar year.  Further, the maximum number of shares subject to Performance Awards granted to an individual during any calendar year shall not exceed 300,000 (or, if measured in cash, $3 million).

Participants.  Those eligible for awards include officers, non-management directors, employees and consultants of the Company.

Change of Control.  The Committee may provide for full or partial vesting and payment of an Award in the event of a change in control in its discretion; provided, however, that under the Proposed Plan, acceleration of Performance Awards is limited to the target number of shares.

Termination.  The Proposed Plan may be terminated at any time by the Board or the Committee, but such termination shall not reduce the amount of, nor shall it change the terms and conditions of, any Award that is outstanding at time of termination.

Relationship to the Predecessor Plan.  Subject to stockholder approval, the Proposed Plan will serve as the successor to the Predecessor Plan, and all awards granted under the Predecessor Plan shall be treated as Awards granted under the Proposed Plan.

Other Information.  If approved by the Company’s stockholders, the Proposed Plan will be effective on June 6, 2017 and will continue until June 6, 2027.

Equity Compensation Plan Information. The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	624,239	$9.61	827,000
Equity compensation plans not approved by security holders	—	—	—
Total	624,239	$9.61	827,000

REQUIRED VOTE AND RECOMMENDATION

The passage of this proposal requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, the Amended and Restated 1994 Stock Incentive Plan in the form set forth in Appendix A to this Proxy Statement be, and hereby is, approved.”

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in writing and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2018 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

If the stockholder intends to present a proposal at the 2018 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no earlier than December 31, 2017 and no later than January 15, 2018, and must (i) present a proper matter for stockholder action under the Delaware General Corporation Law, (ii) comply with the requirements of the Company’s Certificate of Incorporation and Bylaws, each as amended and restated, and (iii) comply with the requirements of the Securities Exchange Act.

Stockholder Nomination of Directors

The Nominating and Corporate Governance Committee (the “N&CG Committee”) of the Board will consider nominees to the Board recommended by stockholders for the 2018 Annual Meeting of Stockholders, provided that the stockholders comply with the following procedures:

•

Notice of the nomination must be given in writing to the Chair of the committee (specifically to American Vanguard Corporation, Attn: Chairperson of the N&CG Committee, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660) not less than ninety (90) days prior to any meeting of stockholders called for the election of directors. We have historically held our annual meeting of stockholders during the first half of June.

•

Any notice of nomination must include (i) the stockholder’s name, address and number of shares of the Company owned by such stockholder; (ii) the name, age, business address, residence address, and principal occupation of the nominee; (iii) the number of shares of the Company beneficially owned by the nominee; (iv) information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws; (v) information as to whether the nominee can understand basic financial statements; and (vi) information as to the nominee’s other board memberships (if any). The stockholder must also submit with such notice the nominee’s written consent to be elected and to serve on the Board.

•	The N&CG Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

In considering candidates for the Board, the N&CG Committee selects from candidates that exhibit a proven track record of relevant skills and characteristics in the context of the current makeup of the Board. The assessment includes a review of the candidate’s (i) understanding of the Company’s industry, (ii) experience as a member of senior management in this industry, (iii) experience as a member of the board of directors of a publicly-traded Company, and (iv) acumen and experience in strategic planning, corporate finance, and mergers and acquisitions—all in the context of the perceived needs of the Board at that point in time.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K (excluding exhibits), filed with the SEC with respect to the year ended December 31, 2015. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2016 is available with this Proxy Statement but shall not be deemed incorporated herein. The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer,

General Counsel & Secretary

Dated: April 21, 2017

EXHIBIT A

AMERICAN VANGUARD CORPORATION

AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

(Amended and Restated through June 6, 2017)

1.	Purposes.

The purposes of the American Vanguard Corporation Amended and Restated 1994 Stock Incentive Plan (the “Plan”) are (i) to enable American Vanguard Corporation (the “Company”), a Delaware corporation, and its subsidiaries to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company’s long range success, and (ii) to provide incentives which are linked directly to increases in the Company’s Common Stock, par value $.10 per share (the “Common Stock”), which will inure to the benefit of all stockholders of the Company.

2.	Administration.

(a) The Plan will be administered by a committee of the Company’s Board of Directors (the “Committee”) consisting of two or more directors as the Company’s Board of Directors (the “Board”) may designate from time to time, each of whom shall satisfy such requirements that:

(i)    the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)    the principal securities exchange on which the shares of the Common Stock are then traded (the “Exchange”) may establish pursuant to its rule-making authority for directors serving in such capacity; and

(iii)    the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the authority to construe and interpret the Plan and any Awards (as defined in Section 5 below) granted under the Plan, to establish and amend rules for Plan administration, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan and the charter of the Committee. The Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of Awards and other rights to be granted to such persons, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), as reasonably determined by the Committee, and any reference in the Plan to the Committee shall include such authorized officer or officers.

3.	Participation.

Participants may consist of all employees, officers and consultants of the Company and its subsidiaries and all non-employee directors of the Company. Any corporation or other entity in which the Company has a direct or indirect equity interest shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee (or its designee) to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective Awards.

4.	Shares Reserved for Awards.

(a) Subject to adjustment as provided in Section 12 below, there is hereby reserved for grant and issuance under the Plan an aggregate of four million five hundred and seventy four thousand (4,574,000) shares of Common Stock for the purpose of making Awards under Section 5 of the Plan. Shares subject to the Plan may either be authorized and unissued shares or shares reacquired by the Company. Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. No participant may receive an

Award in the form of Stock Options (as defined in Section 6 below), SARs (as defined in Section 7 below), Restricted Stock (as defined in Section 8 below), Restricted Stock Units (as defined in Section 8 below) or any combination thereof under the Plan with respect to more than 500,000 shares of Common Stock in any calendar year. For purposes of determining the share reserve under this Section 4, each share of Common Stock issued pursuant to an Award of Restricted Stock or Restricted Stock Units shall count as 1.0 share of Common Stock. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 12 below. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined under Section 422(b) of the Code). At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Common Stock.

(b) In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Board determines. The date of any such Award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its subsidiaries for purposes of such Award. Any shares of Common Stock underlying any Award pursuant to any such acquisition shall be disregarded for purposes of applying the share reserve and shall not reduce the number of shares of Common Stock otherwise available under Section 4 above.

5.	Awards.

The Committee is authorized to make any Award under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan.  For purposes of this paragraph 5, “Award” means an award of any Stock Option, SARs, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock or Cash Awards, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

6.	Stock Options.

(a) A “Stock Option” is a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option. The Committee may grant Stock Options as Incentive Stock Options or Stock Options that are not intended to qualify as Incentive Stock Options, as the Committee, in its sole discretion, shall determine. The option price for a Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares purchased on the open market or held for at least six months having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares and (iii) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the participant at a lower exercise price or reduce the option price of an outstanding Stock Option. Further, to the extent that the number of shares reserved against a Stock Option exceed the actual number of shares issued in settlement of that Stock Option, such excess reserve shall be deemed to remain in the Plan and be eligible for future grant or issuance.

(b) Stock Options intended to qualify as Incentive Stock Options may only be granted to employees of the Company, a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code), as determined by the Committee. No Incentive Stock Option shall be transferable by a participant otherwise than by will or the laws of descent and distribution, and is exercisable, during the participant’s lifetime, only by the participant. No Incentive Stock Option shall be granted to any person if immediately after the grant of such Award, such person would own stock of the Company, including Common Stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, unless the exercise price of any such Stock Option is 110% of the Common Stock’s Fair Market Value on the grant date and the exercise period for any such Stock Option is not more than five (5) years. If and to the extent that any shares of Common Stock are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Stock Option in accordance with applicable Treasury regulations notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a participant may cause a Stock Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting a Stock Option the participant agrees in advance to such disqualifying action.

7.	Stock Appreciation Rights.

A “Stock Appreciation Right” or “SAR” is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award. SARs may be granted to a participant at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs that can be settled only in stock for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions as the Committee in its sole discretion determines; provided, however, that the period during which a SAR may be exercised shall not exceed the option term in the case of a tandem or substitute SAR or ten (10) years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock. Further, to the extent the the number of shares reserved against a SAR is greater than the number of shares actually issued in settlement of a SAR, the excess reserve shall be deemed to remain in the Plan and be eligible for future grant or issuance.

8.	Restricted Stock and Restricted Stock Units.

“Restricted Stock” is a grant of shares of Common Stock subject to such conditions as are expressed in the document(s) evidencing the Award. A “Restricted Stock Unit” is a right to receive, in Common Stock, the Fair Market Value of one share of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, one or more of the following: (i) a prohibition against sale, assignment, transfer, pledge, hypothecation and other encumbrance for a specified period; and (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such unvested shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify.

9.	Other Stock or Cash Awards.

In addition to the incentives described in Sections 6 through 8 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate (“Other Stock or Cash Awards”).

9A.	Peformance Awards.

9A.1	Generally.

“Executive Officer” means any ‘covered employee’ within the meaning of Section 162(m)(3) of the Code.

“Performance Award” means an Award granted pursuant to this Section 9A of a contractual right to receive Stock or a fixed or variable amount of cash (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.  A grant of Restricted Stock Awards or Stock Unit Awards may be designed to qualify as Performance Awards.

“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 9A.3 below for the purpose of determining the extent to which an Award of Performance Awards has been earned.

“Performance Period” means the period of no less than six months (six) months selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Awards has been earned.

The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period.  The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants.  Each grant of Performance Awards shall be evidenced by an Award Agreement that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

9A.2	Earning of Performance Awards.

The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control Event, death or Total Disability, as the Committee shall determine either at or after the Award Date; provided, however, that in the event of a Change in Control Event, vesting of Performance Awards may be accelerated to include a number of shares not greater than the target number of shares, regardless of attainment (or lack thereof) of the Performance Criteria.  In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Award Date or on such other conditions as the Committee shall specify.

9A.3	Performance Criteria.

At the discretion of the Committee, Performance Criteria may be based upon the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings or operating income before or after administrative expenses, interest, taxes, depreciation, amortization or construction costs; operating cash flow; earnings per share; price per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; budget objectives; working capital; strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or product development goals; mergers, acquisitions and divestitures; and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee.  Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries.

At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate.  Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (a) asset impairments or write downs; (b) litigation judgments or claim settlements; (c) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary nonrecurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (g) the divestiture of one or more business operations or the assets thereof; or (h) the costs incurred in connection with such acquisitions or divestitures; or (i) charges for stock based compensation.

Except in the case of Awards to Executive Officers intended to be ‘performance-based compensation’ under Section 162(m)(4) of the Code, the Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

9A.4	Performance Awards and Code Section 162(m).

The provisions of this Section 9A.4 shall apply with respect to any Performance Award that is intended to be ‘performance-based compensation’ under Section 162(m)(4) of the Code.

(a)	Establishment of Performance Criteria.

The Committee shall establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code) but in any event at a time when achievement of the Performance Criteria is substantially uncertain.  The Committee may not in any event increase the amount of compensation payable to an Executive Officer upon attainment of the Performance Criteria above the maximum amount approved by the Committee at the time the Performance Criteria is established.

(b)	Certification of Attainment of Performance Criteria.

As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount, number or value, as applicable, of the Performance Awards that have been earned on the basis of performance in relation to the established Performance Criteria.

(c)	Maximum Performance Award.

The maximum number of shares of Common Stock subject to Performance Awards that are granted during any calendar year to any individual under the Plan is 300,000, or if a Performance Award is measured in cash, the maximum dollar amount granted during any calendar year to any individual under shall not exceed $3,000,000.00.

9A.5.	Payment of Awards.

Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 9A.4(b) above, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.

9A.6.	Newly Eligible Participants.

Notwithstanding anything in this Section 9A to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Period, except as would cause a Performance Award intended to qualify as ‘performance based compensation’ under Section 162(m) of the Code to fail to do so.”

10.	Covered Employment.

Unless Company policy or the Committee otherwise provides, the employment relationship covered under an Award shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (ii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee on an approved leave of absence, continued vesting of a participant’s Award while on leave may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the document(s) evidencing the Award. For purposes of the Plan and any Award, if an entity ceases to be a subsidiary of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary who does not continue as an employee or service provider in respect of the Company or another subsidiary after such event giving effect to such subsidiary’s change in status.

11.	Change of Control.

Subject to the provisions of paragraph 9A.2, above, the Committee may provide for full or partial vesting and payment of a participant’s Award in the event of a Change in Control (as hereinafter defined) of the Company in its sole discretion. The term “Change of Control” shall mean the occurrence of any of the following:

(a) the acquisition by any Person (as hereinafter defined) of 50% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this Section 11(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company, or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as hereinafter defined) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(c) individuals who, as of the Effective Date (as defined in Section 19 below) or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Section 11(c), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above in this paragraph, or (iii) treatment of an event which is otherwise a Change of Control under this Section 11 with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a) of the Code.

For purposes of this definition of Change of Control, “Person” means an individual, corporation, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

12.	Adjustment.

(a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(i)    proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (E) the performance standards appropriate to any outstanding Awards, and/or (F) the number of shares reserved for issuance as set forth in Section 4(a) above.

(ii)    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

(b) The Committee shall value Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

(c) In any of the events described in this Section 12, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the Awards intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 12(a)(i) above shall nevertheless be made.

13.	Nontransferability.

Each Award made under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the participant subject to such terms and conditions as may be established by the Committee.

14.	Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice, and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. At the discretion of the Committee, a participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld. Notwithstanding the foregoing, any fractional share under an Award shall be applied toward tax withholding. In the event that a participant elects to have shares withheld to pay withholding taxes upon vesting of shares, the withheld shares may be returned to the Plan for future issuance or grant hereunder.

15.	Duration, Amendment and Termination.

No Award shall be made after June 6, 2022; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval consistent with the Exchange’s listing requirements.

16.	Fair Market Value.

The “Fair Market Value” of a share of the Common Stock for a given date for purposes of the Plan means (i) the last reported closing price for a share of Common Stock on the Exchange, (ii) in the absence of reported sales on the Exchange on a given date, the closing price of the Exchange on the last date on which a sale occurred prior to such date; or (iii) if the Common Stock is no longer publicly traded on the Exchange, the value determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may determine the Fair Market Value at any time in such other manner as the Committee may deem equitable or as required by applicable law or regulation.

17.	Other Provisions.

(a) Awards shall be evidenced by a written agreement between the Company and a participant setting forth such terms, conditions and restrictions as the Committee determines appropriate (whether or not applicable to Awards granted to other participants), including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits (including Change of Control), forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b) In the event any benefit under the Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established on the participant’s behalf by the Committee.

(d) A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a benefit made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Awards may be made in addition to, in combination with, as alternatives to or in payment of commitments under any other plans or arrangements of the Company or its subsidiaries.

(e) Notwithstanding the form of Award granted hereunder, to the extent that any Award made hereunder is unvested, the participant shall not be entitled either to vote or to receive dividend or dividend equivalent payments (whether in the form of cash or stock) with respect to shares represented by such unvested Award.

18.	Governing Law, Construction and Severability.

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws). If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the benefits and transactions permitted by benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of benefits or events in connection with a benefit if a benefit or related event does not so qualify.

19.	Stockholder Approval.

The Plan was approved by the affirmative vote of the holders of a majority of the votes cast at the next annual meeting of stockholders on June 8, 2016, and became effective on the date of such stockholder approval.

20.	Predecessor Plan.

The Plan shall serve as the successor to the 1994 Stock Incentive Plan of the Company, as may have been amended, restated or otherwise modified prior to the Effective Date (the “Predecessor Plan”). All stock options granted under the Predecessor Plan shall be treated as Awards under the Plan and be governed by the terms and conditions of the Plan. No further stock options will be granted under the Predecessor Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  Signature (Joint Owners)  Date  Date  Signature [PLEASE SIGN WITHIN BOX]   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice of meeting in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/AVD2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  AMERICAN VANGUARD CORPORATION ATTN: LUCY COONEY 4695 MACARTHUR COURT, SUITE 1200 NEWPORT BEACH, CA 92660   E27837-P91145  AMERICAN VANGUARD CORPORATION  The Board of Directors recommends you vote FOR  the following:  1. Election of Directors  Nominees:  AGAINST  FOR  ABSTAIN  The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and recommends "EACH YEAR" for proposal 4.  !  !  !  1a. Scott D. Baskin  AGAINST  FOR  ABSTAIN  !  !  !  !  !  !  2. Ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2017.  1b. Lawrence S. Clark  !  !  !  1c. Debra F. Edwards  3. Give an advisory vote to approve the compensation paid to the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K.  !  !  !  !  !  !   1d. Morton D. Erlich  EVERY 2 YEARS  EVERY 3 YEARS  EACH YEAR  !  !  !  1e. Alfred F. Ingulli  ABSTAIN  4. Give an advisory vote on executive compensation as a ballot measure in future proxy materials annually.  !  !  !  !  !  !  !  1f. John L. Killmer  !  !  !  1g. Eric G. Wintemute  FOR  AGAINST  ABSTAIN  5. Approve the Company's Amended and Restated 1994 Stock Incentive Plan as set forth in Appendix A to the Proxy.  !  !  !  !  !  !  1h. M. Esmail Zirakparvar  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.  E27838-P91145  AMERICAN VANGUARD CORPORATION 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Use the Company Number and Account Number shown on your proxy. The undersigned hereby appoints ERIC G. WINTEMUTE and TIMOTHY J. DONNELLY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of the Common Stock of American Vanguard Corporation held of record by the undersigned at the close of business on April 11, 2017. The Annual Meeting will be a completely virtual meeting of Stockholders, to be held at 11:00 a.m. PDT on Tuesday, June 6, 2017, or at any adjournment thereof.  Continued and to be signed on reverse side  V.1.2